                                                                   EXHIBIT 10.27

                              COLLECTIVE BARGAINING
                                    AGREEMENT

                                     Between

                       REPUBLIC ENGINEERED PRODUCTS, INC.

                                       And

                         UNITED STEELWORKERS OF AMERICA,

                                  AFL-CIO, CLC

                            Effective August 16, 2002

                                       (R)

                              COLLECTIVE BARGAINING
                                    AGREEMENT
                                TABLE OF CONTENTS

ARTICLE                                                                                               PAGE NO
1  Purpose, Scope and Recognition..................................................................      1

2  Union Security and Check Off....................................................................      2

3  Management Rights...............................................................................      3

4  Responsibilities of the Parties.................................................................      6

5  Successorship and Right to Bid..................................................................      7

6  Contracting Out.................................................................................     10

7  New Employee Orientation........................................................................     10

8  Neutrality......................................................................................     11

9  Union Role in Negotiation of Benefits...........................................................     20

10 Printing of Agreement...........................................................................     22

11 Leave of Absence Policy for  Union Employees....................................................     22

12 Grievance and Arbitration Procedure.............................................................     24

13 Suspension and Discharge........................................................................     29

14 Safety and Health...............................................................................     29

15 Substance Abuse.................................................................................     31

16 Allowance for Funeral Leave.....................................................................     33

17 Hours of Work...................................................................................     33

18 Overtime and Premium Pay........................................................................     34

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
19 Holidays........................................................................................     35

20 Vacation........................................................................................     36

21 Jury Duty.......................................................................................     38

22 Employees in Military Service...................................................................     38

23 Savings Clause..................................................................................     40

24 Seniority.......................................................................................     41

25 Severance Allowance.............................................................................     45

26 Wages...........................................................................................     48

27 Incentive Plan..................................................................................     50

28 Profit Sharing..................................................................................     50

29 Institute for Career Development................................................................     54

30 Stand Up For Steel..............................................................................     58

31 Board of Directors..............................................................................     59

32 Coordinators....................................................................................     60

33 Benefits........................................................................................     61

   * Health Care...................................................................................     65

   * Pension and Retiree Healthcare................................................................     70

   * Benefit Trust.................................................................................     70

   * Life Insurance................................................................................     73

   * Sickness & Accident Benefits..................................................................     73

34 Miscellaneous Matters...........................................................................     75

35 Termination Date................................................................................     81

   Appendix A - Wage Rates.........................................................................     83

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

                                    AGREEMENT

      THIS AGREEMENT is made and entered into by and between Republic Engineered Products, Inc. (hereinafter referred to as the "Company"), and the United Steelworkers of America, AFL-CIO, CLC (hereinafter referred to as the "Union").

                                    ARTICLE 1

                         PURPOSE, SCOPE AND RECOGNITION

SECTION 1 - PURPOSE

      It is the intent and purpose of the parties hereto to set forth herein the agreement covering rates of pay, hours of work, and conditions of employment to be observed between the parties hereto for the Employees of the Company in the bargaining units of the Company set forth in this Article.

SECTION 2 - RECOGNITION

      The Union having been designated the exclusive collective bargaining representative of the Employees of the Company as defined in this Article, the Company recognizes the Union as such exclusive representative. Accordingly, the Union makes this Agreement in its capacity as the exclusive collective bargaining representatives of such Employees. The provisions of this Agreement constitute the sole procedure for the processing and settlement of any claim by an Employee or the Union of a violation by the Company of this Agreement. As the representative of the Employees, the Union may process complaints, and grievances through the complaint and grievance procedure, including arbitration, in accordance with this Agreement or adjust or settle the same.

SECTION 3 - COVERAGE

      In accordance with and subject to the provisions of the Labor Management Relations Act 1947, as amended, the Company recognizes the Union as the exclusive bargaining agency of the

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production and maintenance Employees (including all employees performing office, clerical and technical work that are included in existing RTI/USWA bargaining units) of the Company's steel manufacturing and finishing facilities for which units the Union is certified by the National Labor Relations Board or may be, during the life of this Agreement, recognized by the Company as the exclusive collective bargaining representative of the Company for the purpose of collective bargaining in respect to rates of pay, hours of work, and conditions of employment.

SECTION 4 - EMPLOYEE DEFINED

The term "Employee," as used in this Agreement, shall mean the production, maintenance, and office and clerical Employees, but shall not include executives, foremen, assistant foremen, supervisors who do not work with tools, draftsmen, timekeepers, first-aid men and nurses and plant protection. In the plants in Stark County, Ohio, bricklayers are similarly not included.

                                    ARTICLE 2

                          UNION SECURITY AND CHECK OFF

      Each employee, who fails voluntarily to acquire or maintain membership in the Union, shall be required as a condition of employment, on and after the thirtieth (30th) day following the beginning of employment or the effective date of this provision, whichever is later, to pay to the Union each month an agency fee as a contribution towards the Union's expenses as a collective bargaining representative. The agency fee for the first month shall be in an amount equal to the Union's regular and usual monthly dues, including an initiation fee if applicable, and for each month thereafter in an amount equal to the regular and usual monthly dues.

      During the life of this contract, the Company agrees to deduct from an employee's pay monthly dues, assessments, and initiation fees as designated by the International Secretary/Treasurer of the Union and as authorized by a signed voluntary check-off request.

Such proceeds will be mailed to the International Secretary/Treasurer of the Union Steelworkers of America, or its successor, Five Gateway Center, Pittsburgh, PA, 15222.

      The Union agrees to save the Company harmless from any action growing out of these deductions commenced by or on behalf of any employee or by any agency of the Federal or State or Local government against the Company, the Union assumes full responsibility for the disposition of the funds so deducted once they have been turned over to the International Secretary/ Treasurer of the Union.

                                    ARTICLE 3

                                MANAGEMENT RIGHTS

SECTION 1

      All of the rights, functions and prerogatives of management except as modified by the provisions of this Agreement and applicable law are reserved and retained exclusively to the Company. Specifically, this Agreement does not impair or limit the Company's right (other than those rights management has relinquished in this Agreement) to:

      a. Determine either the products to be processed, manufactured, and marketed, or the means and methods by which such products will be processed, manufactured, and marketed;

      b. Determine what work required in its business shall be performed at any plant covered by this Agreement and by employees covered by this Agreement;

      c. Transfer, either temporarily or permanently, manufacturing, processing and production work from one plant to any other plant or location;

      d. Determine the size and composition of the work force covered by this Agreement;

      e. Establish and enforce production, quality, service and safety standards;

      f. Improve, change, or introduce new manufacturing, processing, production, maintenance, warehousing, marketing and service methods, equipment, machinery and facilities;

      g.    Establish and change departmental production and work standards;

      h. Determine when and if vacancies in the working force shall be filled;

      i. Discontinue temporarily or permanently, in whole or in part, the operations of any plant and business covered or affected by this Agreement;

      j. Establish and enforce reasonable rules applicable to employees covered by this Agreement;

      k. Determine the hours of work, work schedules, the starting and quitting times, when overtime shall be worked and to require overtime;

      l.    Direct and instruct employees;

      m.    Determine the assignment of work or overtime;

      n. Select, hire, layoff, upgrade, downgrade, promote, transfer, discipline, suspend, and separate employees for cause;

      o. Determine job content and right to subcontract bargaining unit work, except as provided in Article 6 Contracting Out.

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SECTION 2

      The above rights of the Company are not all-inclusive but indicate the type of matters or rights, which belong to and are inherent to the management. Any of the rights, power and authority the Company had prior to entering into collective bargaining resulting in this Agreement are retained by the Company except as expressly and specifically abridged, delegated, granted or modified by the specific terms of the Agreement.

      Nothing in this Agreement will be considered as limiting the Company's ability to change job duties or assign employees to duties. The Company may assign employees to any duty for which they are qualified and for any length of time consistent with the other terms and conditions of the Agreement. The ability of the Company to maintain a stable work force and an efficient and profitable operation is dependent upon workforce flexibility. An employee may not refuse to perform work or to take an assignment (consistent with the safety relief provisions) that the employee is qualified to perform. The Company will not assign an employee in violation of this Agreement or in a discriminatory or arbitrary manner.

SECTION 3

      Insofar as a grievance relates solely to the exercise by the Company of one of the exclusive rights of management recognized in this Article, a grievance shall not be arbitrated or otherwise litigated, except insofar as such grievance alleges a direct violation of the express provisions of this Agreement.

SECTION 4

      Supervisors and other non-bargaining unit personnel may not perform duties normally performed by bargaining unit employees except in emergency situations.

                                    ARTICLE 4

                         RESPONSIBILITIES OF THE PARTIES

SECTION 1 - RESPONSIBILITIES AND NONDISCRIMINATION

      Each of the parties hereto acknowledged the rights and responsibilities of the other party and agrees to discharge its responsibilities under this Agreement.

      There shall be no discrimination, restraint or coercion against any employee because of membership in the Union.

      It is the continuing policy of the Company and the Union that the provisions of this Agreement and the actions of these parties shall be consistent with all local, state, and federal employment laws. Neither party shall retaliate against any employee who exercises his rights thereunder. To that end, when the masculine noun or pronoun is used in this Agreement, it shall include the feminine, and the singular may include the plural, or vice versa as the context may require.

SECTION 2 - CIVIL RIGHTS COMMITTEE

      A joint Committee on Civil Rights shall be established at each plant. The Union representation on the committee shall be no more than three (3) members of the Union, in addition to the Local Union President/Unit Chairperson and Chairman of the Grievance Committee. The Union shall certify the Union members to the plant manager and the Company members shall be certified to the Union.

SECTION 3 - NO STRIKE - NO LOCKOUT

      During the term of this Agreement, the Union, its agents, members, representatives and employees of the Company shall not instigate, promote, sponsor, encourage, condone or engage in any strike, sympathy strike, picketing, slowdown, stoppage of work, withholding of services, honoring the picket line of this or any other Union at the Company's facility, or other interruption or interference of any sort with the business of the Company for any reason under any circumstance. The Company shall have the right to discharge or otherwise discipline any employee who does engage in any form of the foregoing described conduct during the term of this Agreement, and any employee so disciplined will have recourse to the grievance procedure solely to determine whether such employee engaged in the conduct herein prohibited. The Arbitrator will have no authority to modify the discipline. The Company shall not lockout during the term of this Agreement.

                                    ARTICLE 5

                         SUCCESSORSHIP AND RIGHT TO BID

A.    SUCCESSORSHIP

      The Company agrees that it will not sell, convey, assign or otherwise transfer any plant or significant part thereof covered by the then existing Basic Labor Agreement between the Company and the Union (an "Operation") to any other party (hereinafter referred to as "Buyer") who intends to continue to operate the Operation as the Company had, unless the following conditions have been satisfied prior to the closing date of the sale:

      a. the Buyer shall have entered into an agreement with the Union recognizing it as the bargaining representative for the employees within the then existing bargaining units,

      b. the Buyer shall have either (i) entered into an agreement with the Union establishing the terms and conditions of employment or (ii) agreed to assume and be bound by the Collective Bargaining Agreement as it applies to the Operation, in either case to be effective as of the closing date, and

      c. if requested by the Company, the Union will enter into negotiations with the Company on the subject of releasing and discharging the Company from any obligations, responsibilities and liabilities to the Union and the Employees and/or applicable individuals in connection with the sale of the Operation, except as the parties otherwise mutually agree.

      This Article is not intended to apply to (i) any transactions solely between the Company and any of its subsidiaries or affiliates, or its parent company including any of its subsidiaries or affiliates; (ii) transactions involving the sale of stock of the Company or its Parent or a merger of the Company or its Parent or (iii) a public offering of registered securities.

B.    RIGHT TO BID

SECTION 1

      Should (a) the Company decide (a "Company Decision") or (b) be presented with an offer (an "Unsolicited Offer") to sell or otherwise transfer (other than a sale lease-back transaction conducted purely as a financing transaction and involving an unrelated third party): (i) a controlling interest in the corporate entity which owns its assets (a "Controlling Interest"); or (ii) all or a portion of its facilities ("Facilities"), (either or both, the "Assets") it will so advise the USWA in writing and grant to the USWA the right to organize a transaction to purchase the assets (a "Transaction").

SECTION 2

      The Company will provide the USWA with any information needed to determine whether it wishes to pursue a Transaction. All such information shall be subject to an executed Confidentiality Agreement.

SECTION 3

      The Company shall notify the USWA of the schedule and/ or timetable for consideration by the Company of any possible transaction. The Company will provide the USWA with thirty days in which to organize an alternative transaction and the same information provided to any other interested party.

SECTION 4

      During the period described in Section 3 above, the Company will not enter into any binding agreement or contract regarding the Assets with another party (including a letter of intent that commits the Company to a topping or break up fee) other than procedural agreements such as a confidentiality agreement.

SECTION 5

      In the event that the USWA submits an offer within the thirty-day period described above, the Company shall not be under any obligation to accept such offer. However, the Company shall be entitled to enter into an agreement with regard to the Assets with an entity other than the USWA only if, in the reasonable judgment of its Board of Directors, the non-USWA proposal is more favorable on balance to the Company and/or its shareholders, taking into consideration price, certainty of payment (or risk of nonpayment), contingencies, financial strength of the proposed purchaser, conditions precedent to closing and other factors affecting the value of the transaction to the Company and its shareholders.

SECTION 6

      This agreement shall not be deemed to cover any public offering of equity or any transactions solely between the Company and any of its subsidiaries or affiliates, or its parent company including any of its subsidiaries or affiliates.

SECTION 7

      The rights granted to the USWA herein may be transferred or assigned by the USWA to a third party (but the transferee may not thereafter transfer such right to bid).

                                    ARTICLE 6

                                 CONTRACTING OUT

SECTION 1

      The Company recognizes the Union's concern about contracting out work and with regards thereto the Company, except in emergencies, will not contract out work that bargaining unit employees normally perform while there are bargaining unit employees available who are capable to perform the subject work. It is further agreed that no work will be regularly contracted out which results in diminishing the size and scope of the bargaining unit (with the exception of temporary surge work due to major construction or major repairs, or when specialized skills or trades are not available).

SECTION 2

      The Company will provide notice to the Local Union President (Unit Chairperson) or his/her designee of all such contracting out. The parties will meet to discuss particular work or general issues at a meeting to be scheduled for that purpose.

                                    ARTICLE 7

                            NEW EMPLOYEE ORIENTATION

      The United Steelworkers of America and the Company will develop a joint New Bargaining Unit Employee Orientation Program, which shall entail the following:

      1. An introduction of Plant Management officials, International Union officials, and Local Union Representatives.

      2. Distribution and discussion of the USWA Labor Agreement including any relevant local agreements, the probationary period, and the grievance procedure.

      3. Discussion of Safety and Health programs and Safe Working procedures.

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

      4. Presentation on and discussion of the history and achievements of the United Steelworkers of America and the Local Union.

      5. Presentation on and discussion of the structure of the United Steelworkers of America and the Local Union, and the services that are provided by the various offices and committees.

      6.    Presentation on the history of the Company and plant.

      7. Review of the markets in which the Company participates; the products produced and the customers serviced.

      8. Discussion of the structure of the Company, the plant organization, and the functions and services that are provided by the various departments.

      Each new employee, either individually or as part of a small group shall, within ten days of their being hired, be given a presentation of the above Program by Company and Union officials.

      At the conclusion of the presentation, Union officials shall be given an opportunity to meet with the new employee(s) for up to two (2) hours without the presence of management representatives.

      All costs associated with developing this Program, including lost time for Union officials who participate in its development, and the costs, including lost time for individuals participating in the presentation, shall be borne by the Company.

                                    ARTICLE 8

                                   NEUTRALITY

A.    INTRODUCTION

      The Company and the United Steelworkers of America ("USWA" or "the Union") have developed a constructive and

                                       11
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harmonious relationship built on trust, integrity and mutual respect. The parties place a high value in the continuation and improvement of that relationship.

B.    NEUTRALITY

      To underscore the Company's commitment in this matter, it agrees to adopt a position of neutrality in the event that the Union seeks to represent any non-represented employees of the Company.

      Neutrality means that, except as explicitly provided herein, the Company will not in any way, directly or indirectly, involve itself in efforts by the Union to represent the Company's employees, or efforts by its employees to investigate or pursue unionization.

      The Company's commitments to remain neutral as outlined above shall cease if the Company demonstrates to the Arbitrator under Section G herein that during the course of an Organizing Campaign (as defined in C below), the Union is intentionally or repeatedly (after having the matter called to the Union's attention) materially misrepresenting to the employees the facts surrounding their employment or is conducting a campaign demeaning the integrity or character of the Company or its representatives.

C.    ORGANIZING PROCEDURES

      Prior to the Union distributing authorization cards to non-represented employees at a Covered Workplace (meaning any workplace which is: (i) controlled by the Company, as the Company is defined in Section E herein; and (ii) employs or intends to employ employees who are eligible to be represented by a labor organization in any unit(s) appropriate for bargaining), the Union shall provide the Company with written notification (the "Written Notification") that an organizing campaign (the "Organizing Campaign") will begin. The Written Notification will include a description of the proposed bargaining unit.

      The Organizing Campaign shall begin immediately upon provision of Written Notification and continue until the earliest

                                       12
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of:   (i)   the Union gaining recognition under C-5 and C-6 below;

      (ii) written notification by the Union that it wishes to discontinue the Organizing Campaign; or (iii) 90 days from provision of Written Notification to the Company.

      There shall be no more than one Organizing Campaign in any 12-month period.

      Upon Written Notification the following shall occur:

1.    NOTICE POSTING

      The Company shall post a notice on all bulletin boards at all Covered Workplaces where employees eligible to be represented within the proposed bargaining unit work and where notices are customarily posted. This notice shall read as follows:

                              "NOTICE TO EMPLOYEES"

      We have been formally advised that the United Steelworkers of America are conducting an organizing campaign among certain of our employees. This is to advise you that:

      1. The Company does not oppose collective bargaining or the unionization of our employees.

      2. The choice of whether or not to be represented by a union is yours alone to make.

      3.    We will not interfere in any way with your exercise of that choice.

      4.    The Union will conduct its organizing effort over the next 90 days.

      5. In their conduct of the organizing effort, the Union and its representatives are prohibited from misrepresenting the facts surrounding your employment. Nor may they demean the integrity or character of the Company or its representatives.

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

      6. If the Union secures a simple majority of authorization cards, subject to verification, of the employees in [insert description of bargaining unit provided by the Union] the Company shall recognize the Union as the exclusive representative of such employees without a secret ballot election conducted by the National Labor Relations Board.

      7. The authorization cards must unambiguously state that the signing employees desire to designate the Union as their exclusive representative.

      8. Employee signatures on the authorization cards will be verified by a third party neutral chosen by the Company and the Union.

      The amended version of this notice as described above will be posted as soon as the Unit Determination procedure in C-3 below is completed.

      In addition, following receipt of Written Notification, the Company may issue one written communication to its employees concerning the Campaign. Such communication shall be restricted to the issues covered in the Notice referred to in C-1 above or raised by other terms of this Neutrality Article.

      The communication shall be fair and factual, shall not demean the Union as an organization nor its representatives as individuals and no reference shall be made to any occurrence, fact or event relating to the Union or its representatives that reflects adversely upon the Union, its representatives or unionization.

      The communication shall be provided to the Union at least two business days prior to its intended distribution. If the Union believes that the communication violates the strictures of this provision it shall so notify the Company. Thereupon the parties shall immediately bring the matter to the Arbitrator who shall issue a bench decision resolving any dispute. In no event shall the communication be released until after the Union has been given the two days referred to above to object, and if the Union does object, until after the Arbitrator has ruled.

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

2.    EMPLOYEE LISTS

      Within five days following Written Notification, the Company shall provide the Union with a complete list of all of its employees in the proposed bargaining unit who are eligible for union representation. Such list shall include each employee's full name, home address, job title and work location. Upon the completion of the Unit Determination procedure as described in C-3 below, an amended list will be provided if the proposed unit is changed as a result of such Unit Determination procedure. Thereafter during the Organizing Campaign, the Company will provide the Union with updated lists monthly.

3.    DETERMINATION OF APPROPRIATE UNIT

      As soon as practicable following Written Notification, the parties will meet to attempt to reach an agreement on the unit appropriate for bargaining. In the event that the parties are unable to agree on an appropriate unit, either party may refer the matter to the Dispute Resolution Procedure contained in Section G below. In resolving any dispute over the scope of the unit, the Arbitrator shall apply the principles used by the NLRB.

4.    ACCESS TO COMPANY FACILITIES

      During the Organizing Campaign, the Company, upon written request, shall grant reasonable access to its facilities to the Union for the purpose of distributing literature and meeting with unrepresented Company employees. Distribution of Union literature shall not compromise safety or production, disrupt ingress or egress, or disrupt the normal business of the facility. Distribution of Union literature inside Company facilities and meetings with unrepresented Company employees inside Company facilities shall be limited to non-work areas during non-work time.

5.    CARD CHECK

      If, at any time during an Organizing Campaign which follows the existence at a Covered Workplace of a substantial and representative complement of employees in any unit appropriate for collective bargaining, the Union demands recognition, the parties will request that a mutually acceptable neutral (or the American Arbitration Association if no agreement on a mutually acceptable neutral can be reached) conduct a card check within five days of the making of the request. The neutral shall compare the authorization cards submitted by the Union against original handwriting examples of the entire bargaining unit furnished by the Company and shall determine if a simple majority of eligible employees has signed cards. The Union and the Company shall jointly prepare the list of eligible employees.

6.    UNION RECOGNITION

      If at any time during an Organizing Campaign, the Union secures a simple majority of authorization cards of the employees in an appropriate bargaining unit, the Company shall recognize the Union as the exclusive representative of such employees without a secret ballot election conducted by the National Labor Relations Board. The authorization cards must unambiguously state that the signing employees desire to designate the Union as their exclusive representative for collective bargaining purposes. Each card must be signed and dated during the Organizing Campaign.

D.    HIRING

      1. The Company shall, at any Covered Workplace that it builds or acquires after the effective date of this Neutrality Article, give preference in hiring to qualified employees of the Company then accruing continuous service in bargaining units covered by this Collective Bargaining Agreement. In choosing between qualified applicants from such bargaining units, the Company shall apply standards established in Article 34(A)(1) Preferential Hiring (specifically the Plant Transfer provisions) of this Collective Bargaining Agreement.

      This Section D-l shall only apply where the employer for the purposes of collective bargaining is or will be the Company, a Parent or an Affiliate (and not a Venture) provided, however, that in a case where a Venture will likely have an adverse impact on employment opportunities for then current bargaining unit employees covered by this Collective Bargaining Agreement, then this Section D-l shall apply to such Venture as well.

      2. Before implementing this provision the Company and the Union will decide how this preference will be applied.

      3. In determining whether to hire any applicant at a Covered Workplace (whether or not such applicant is an employee covered by the Collective Bargaining Agreement), the Company shall refrain from using any selection procedure, which, directly or indirectly, evaluates applicants based on their attitudes or behavior toward unions or collective bargaining.

E.    DEFINITIONS AND SCOPE OF THIS AGREEMENT

      1.    Rules with Respect to Affiliates, Parents and Ventures

      For purposes of this Article only, the Company includes (in addition to the Company) any entity, which is:

      (i) engaged in (a) the mining, refining, production, processing, transportation, distribution or warehousing of raw materials used in the making of steel; or (b) the making, finishing, processing, fabricating, transportation, distribution or warehousing of steel; and

      (ii)  a Parent, Affiliate or a Venture of the Company.

      For purposes of this Article, a Parent is any entity which directly or indirectly owns or controls more than 50% of the voting power of the Company; an Affiliate is any entity in which the Company directly or indirectly: (a) owns more than 50% of the voting power or (b) has the power based on contracts or constituent documents to direct the management and policies of the entity; and a Venture is an entity in which the Company owns a material interest; provided that none of Perry Strategic Capital, their limited partners, their portfolio companies or affiliates outside the Company's corporate family will deemed to be a Parent, Affiliate or Venture.

      2.    Rules with Respect to Existing Parents, Affiliates and Ventures

      The Company agrees to cause all of its existing Parents, Affiliates and/or Ventures that are covered by the provisions of Section E-1 above, to become a party/parties to this appendix and to achieve compliance with its provisions.

      3.    Rules with Respect to New Parents, Affiliates and Ventures

      The Company agrees that it will not consummate a transaction, the result of which would result in the Company having or creating: (i) a Parent, (ii) an Affiliate or (iii) a Venture; without ensuring that the New Parent, New Affiliate and/or New Venture, if covered by the provisions of Section E-1 above, agrees to and becomes bound by this article.

      4. In the event that a Parent, Affiliate or Venture is not itself engaged in the operations described in Section E (l)(i) above, but has a Parent, Affiliate or Venture that is engaged in such operations, then such Parent, Affiliate or Venture shall be covered by all provisions of this Agreement.

F.    BARGAINING IN NEWLY-ORGANIZED UNITS

      Where the Union is recognized pursuant to the above procedures, the first collective bargaining agreement applicable to the new bargaining unit will be determined as follows:

      1. The employer and the Union shall meet within 14 days following recognition to begin negotiations for a first collective bargaining agreement covering the new unit bearing in mind the wages, benefits, and working conditions in the most comparable operations of the Company (if any comparable operations exist), and those of unionized competitors to the facility in which the newly recognized unit is located.

      2. If after 90 days following the commencement of negotiations the parties are unable to reach agreement for such a collective bargaining agreement, they shall submit those matters that remain in dispute to the Chairman of the Union Negotiating Committee and the Company's Vice President Human Resources who shall use their best effort to assist the parties in reaching a collective bargaining agreement.

      3. If after 90 days following such submission of outstanding matters, the parties remain unable to reach a collective bargaining agreement, the matter may be submitted to final offer interest arbitration in accordance with procedures to be developed by the parties.

      4. If interest arbitration is invoked, it shall be a final offer package interest arbitration proceeding. The interest arbitrator shall have no authority to add to, detract from, or modify the final offers submitted by the parties, and the arbitrator shall not be authorized to engage in mediation of the dispute. The arbitrator's decision shall select one or the other of the final offer packages submitted by the parties on the unresolved issues presented in arbitration. The interest arbitrator shall select the final offer package found to be the more reasonable when considering (a) the negotiating guideline described in F-1 above, (b) any other matters agreed to by the parties and therefore not submitted to interest arbitration, and (c) the fact that the collective bargaining agreement will be a first contract between the parties. The decision shall be in writing and shall be rendered within thirty (30) days after the close of the interest arbitration hearing record.

      5. Throughout the proceedings described above concerning the negotiation of a first collective bargaining agreement and any interest arbitration that may be engaged in relative thereto, the Union agrees that there shall be no strikes, slowdowns, sympathy strikes, work stoppages or concerted refusals to work in support of any of its bargaining demands. The Company, for its part, likewise agrees not to resort to the lockout of employees to support its bargaining position.

G.    DISPUTE RESOLUTION

      Any alleged violation or dispute involving the terms of this article may be brought to a joint committee of one representative of each of the Company and the Union. If the parties cannot satisfactorily resolve the alleged violation or dispute, either party may submit such dispute to the Arbitrator. A hearing shall be held within ten (10) days following such submission and the Arbitrator shall issue a decision within five (5) days thereafter. Such decision shall be in writing but need only succinctly explain the basis for the findings. All decisions by the Arbitrator pursuant to this Article shall be based on the terms of this Article and the applicable provisions of the law. The Arbitrator's remedial authority shall include the power to issue an order requiring the Company to recognize the Union where, in all the circumstances, such an order would be appropriate.

      The Arbitrator's award shall be final and binding on the parties and all employees covered by this Article. Each party expressly waives the right to seek judicial review of said award; however, each party retains the right to seek judicial enforcement of said award.

                                    ARTICLE 9

                      UNION ROLE IN NEGOTIATION OF BENEFITS

      Most wage and benefits programs provided lack any established administrative practice by which bargaining unit members are informed, at the time of payment, that such benefits were the result of negotiation between the Company and Union. In recognition of the Union's role in achieving the goals of the enterprise, the Company agrees to adopt such a practice in the manner detailed in this Article.

      This understanding shall apply to payments of the following: retroactivity payments made pursuant to wage increases; lump sum payments; severance pay; Pension Plan payments; Sickness and Accident benefits (in this case, only to the first check in any stream of payments); and wage increases (provided that, in the case of wage increases, this understanding shall apply only to the first payroll period following the effective date of such increase ).

      In the administration of the wage and benefit programs identified above, the Company agrees that it shall give recognition to the role of the Union in negotiating such items as follows:

      The form of such recognition will vary depending on whether the Company makes a communication of its own with or in conjunction with such benefit payment:

      (i) If the Company does not make its own communication, the Union shall be given a reasonable opportunity to include its own communication with the payment being provided by the Company;

      (ii) If the Company does make such a communication, then the Union shall be given a reasonable opportunity to insert, within the first three paragraphs of such Company communication, a paragraph briefly reporting the role played by the Union in bargaining such payment or benefit. If the communication is in other than written form, the parties shall devise a system consistent with the spirit and intent of this Article.

      In all events, the following legend shall be included on the check stub or other similar document for all payments or benefits made by the Company to its employees or retirees: "This payment is being made pursuant to an agreement negotiated on your behalf by your Union - the United Steelworkers of America, AFL-CIO-CLC." This obligation shall not extend to payments issued by third party vendors such as Workers' Compensation carriers, health plan administrators, etc.

                                   ARTICLE 10

                              PRINTING OF AGREEMENT

      Immediately upon ratification of the new Collective Bargaining Agreement, the parties will create a mutually acceptable new Agreement.

      Said Agreement shall, at the expense of the Company, be printed (by a union printer) in a form (size, paper stock, etc.) and distributed in a manner designated by the Union and approved by the Company (such approval not to be unreasonably withheld).

      Said distribution of the Collective Bargaining Agreement booklet shall occur within three (3) months of the closing. The distribution of Benefits booklets shall occur within six (6) months of the closing.

      The Company shall provide the Union with electronic versions of the Agreement.

                                   ARTICLE 11

                           LEAVE OF ABSENCE POLICY FOR
                                 UNION EMPLOYEES

SECTION 1 - LOCAL UNION LEAVE

      Leaves of absence for the purpose of accepting positions with Local Unions shall be available to a reasonable number of

Employees. Adequate notice of intent to apply for leave shall be afforded local Plant Management to enable proper provision to be made to fill the job to be vacated.

      Leaves of absence for the purpose of accepting an elective office with the Local Union shall be for a period not in excess of three (3) years and may be renewed for further periods of three (3) years each.

SECTION 2 - INTERNATIONAL UNION LEAVE

      The parties have reached the following agreement with respect to any person who leaves their employment with the Company to become an employee or elected official of the International Union:

      (a) First becomes an Officer or Director of the International Union after July 1, 1998, or

      (b) Becomes an employee of the International Union and whose probationary period expires on or after July 1, 1998; or

      (c) Was an Officer or Director or employee of the International Union prior to August 1, 1996 but was not as of that date accruing service for Company pension purposes (for time spent as an Officer, Director or employee of the International Union) pursuant to a valid agreement providing for such accrual.

      An individual described in this Section shall be granted a leave of absence from the Company concurrent with the period of his permanent employment with the International Union.

      Once an individual described in this Section is made a permanent employee of the International Union (by completing his probationary period) that person shall, from that point forward and while he retains his leave of absence status with the Company, not receive any service credit for Company pension purposes.

      Such person shall accumulate continuous service for purposes of recall to employment and for all other purposes under the Labor Agreement, except pensions, provided that he shall not be entitled to receive any contractual benefits during the period of his leave of absence or receive retiree health care benefits from the Company if he is eligible for coverage in the International Union health care plan for retirees.

                                   ARTICLE 12

                       GRIEVANCE AND ARBITRATION PROCEDURE

SECTION 1 - DEFINITION AND PROCEDURE

      A grievance is a claim by any employee or group of employees, or by the Union against the Company with respect to the meaning or application of the terms of this Agreement. Grievances shall be processed in the following manner:

STEP 1

      The aggrieved employee and/or the committeeman shall discuss the matter with his supervisor within fifteen (15) days after the date of the occurrence giving rise to the grievance or within fifteen (15) days of the date he should have reasonably known of the incident. Appropriate management people will be available for the purpose of handling grievances at this Step. Any grievance settled by the parties at this first Step shall not be a binding precedent on either party and shall not be admissible as evidence at any arbitration. The supervisor's oral answer in this Step 1 shall be final unless the grievance is reduced to writing and presented in the second Step.

STEP 2

      If the grievance is not settled in Step 1, it may be reduced to writing on forms furnished by the Company and submitted to the Operating Unit Manager or his designee within ten (10) working days of the supervisor's oral response in Step 1. The grievance shall set forth the nature of the dispute, the provision of the contract violated and relief sought. It shall be signed by the employee and/or in the case of a grievance brought by the Union, it shall be signed by a member of the Grievance Committee. A second step meeting shall be held between the grievant, the grievance committee and an appropriate management representative within five (5) working days following the day on which the written grievance is presented to the Operating Unit Manager. Within fifteen (15) working days after the meeting, the Operating Unit Manager or his designee shall give a written answer.

STEP 3

      The Step 2 answer shall be final unless the grievance is submitted to Step 3 by the Grievance chairman (or his designee) to the Plant General Manager within five (5) working days after receiving the Operating Unit Manager's Step 2 answer. A meeting will be scheduled between the International Staff Representative and appropriate management representative at a mutually agreed time. Within five (5) working days of said meeting, the Company will provide the International Staff Representative with a written answer, a copy of this answer will be given to the Grievance Committee Chairman of the Local Union.

STEP 4

      The Step 3 answer shall be final unless the International Staff Representative, within thirty (30) days of the delivery of the Company's answer in Step 3, appeals the grievance by a notice in writing delivered to the General Manager of Human Resources. The parties may mutually agree to the selection of an arbitrator. If the parties cannot agree on the selection of permanent arbitrators, either party may request the Federal Mediation and Conciliation Service to send a panel of seven (7) arbitrators for each case (all of which must be members of the National Academy of Arbitrators). If the parties cannot agree on a selection, a "strike" method of selection shall be implemented with the last remaining name to be the arbitrator. The decision of the arbitrator shall be final and binding on both parties and any costs and expenses of the arbitrator shall be borne equally by both parties. The arbitrator may consider and decide only the particular issue presented to him by the grievance and his decision must be based upon an interpretation of the express language of this Agreement. The arbitrator shall not have the right to amend, take away, add to or change any of the provisions of this Agreement.

SECTION 2 - UNION REPRESENTATION

      The number of grievance committeemen at each plant shall be mutually agreed upon between Management and the Union. The grievance committeemen shall be selected by the Union from the plant areas they are to represent; however, there shall be no more than one (1) grievance committeeman selected from any one
(1) plant area. Plant areas, or grievance representation units, for the purposes of this Section shall be determined by mutual agreement between Management and the Union, and existing plant areas, or grievance representation units, shall continue in effect unless Management and the Union otherwise agree.

      A grievance committeeman will be permitted to visit departments at reasonable times for the purpose of transacting legitimate business as a grievance committeeman, including the presentation, investigation, hearing or settling of alleged complaints or grievances. If then at work, the grievance committeeman will be granted time off, without pay, for such purpose after obtaining permission (which shall not be unreasonably withheld) from his own department head or his designated representative and reasonable notice to the head of the department to be visited or his designated representative.

      If not at work, the grievance committeeman will be permitted to visit departments for the purpose as described above after reasonable notice to the head of the department to be visited or his designated representative.

      Departmental Representatives may be designated by the Union at any plant to aid the Grievance Committee.

SECTION 3 - PLANT ACCESS

      The District Director and the International representative of the Union who customarily handles grievances at a plant shall have access to the plant, subject to established rules of the plant, at reasonable times to investigate grievances with which they are concerned.

      The Local Union President/Unit Chairperson will be permitted access to the plant at reasonable times when necessary to transact legitimate union business pertaining to the administration of the applicable agreements between the parties after notice to the Company.

SECTION 4 - MINI-ARBITRATION PROCEDURE

      Notwithstanding any other provision of this Agreement, the following mini-arbitration procedure is designed to provide prompt and efficient handling of routine grievances, including certain grievances concerning discipline of less than four (4) days, supervisor's working and vacation scheduling.

      (A) The mini-arbitration procedure shall be implemented in light of the circumstances existing in each plant, with due regard to the following:

            1. In accordance with the understanding made by the staff representative of the Union designated pursuant to this Agreement and his Company counterpart, the local union and the local management shall appeal the grievance to an arbitrator under this mini-arbitration procedure by mutual agreement of the parties.

            2. The appeal shall be made within ten (10) calendar days of receipt of the Step 2 minutes.

            3. As soon as it is determined that a grievance is to be processed under this procedure, the local parties shall notify the Administrative Secretary of the area panel. The appeal shall include the date, time and place for the hearing. Thereafter, the rules of Procedure for Mini-Arbitration shall apply.

      (B)   The hearing shall be conducted in accordance with the following:

            1.    The hearing shall be informal.

            2.    No briefs shall be filed or transcripts made.

            3.    There shall be no formal evidence rules.

            4. A previously designated local representative shall present each party's case.

            5. The arbitrator shall have the obligation of assuring that all necessary facts and considerations are brought before him by the representatives of the parties. In all respects, he shall assure that the hearing is a fair one.

            6. If the arbitrator or the parties conclude at the hearing that the issues involved are of such complexity or significance as to require further consideration by the parties, the case shall be referred to Step 3 and it shall be processed as though appealed on such date.

      (C)   The arbitrator shall issue a decision no later than forty-eight'
            (48) hours after conclusion of the hearing (excluding Saturdays, Sundays and holidays). The arbitrator's decision shall be based on the records developed by the parties before and at the hearing and shall include a brief written explanation of the basis for his conclusion. These decisions shall not be cited as a precedent in any discussion at any step of the complaint and grievance or arbitration procedure. The authority of the arbitrator shall be the same as that provided in Section 1 of this Article.

                                   ARTICLE 13

                            SUSPENSION AND DISCHARGE

      No permanent, full-time employee shall be pre-emptorily discharged. Where the Company concludes that an employee's conduct may justify suspension or discharge, he shall be first suspended. Such initial suspension shall be in writing and for not more than five (5) calendar days. A copy of such notice shall be given to the Grievance Committeeman. During this period of initial suspension the employee may, if he believes that he has been unjustly dealt with, request a hearing and a statement of the offense before the General Manager of the plant with or without his Union Representative present as he may choose. The Union Representative shall be notified of the hearing in any event. At such hearing the facts concerning the case shall be made available to both parties. After such hearing, or if no such hearing is requested, the Company may conclude whether the suspension shall be converted into a discharge, or, dependent upon the facts in the case, that such suspension should be extended or revoked. The suspension may be revoked or modified with or without pay. The Company's answer shall be made within five (5) calendar days from the date of this Hearing. The employee, within five (5) calendar days after such disposition, other than by mutual agreement, may allege a grievance which shall be handled in accordance with the procedure of the Grievance and Arbitration Procedure Section.

      If a grievance is filed, it shall be heard by the Grievance Committeeman and General Manager of the plant within five (5) calendar days after the grievance is filed. The Arbitration Hearing on discharge cases must be held within ninety (90) days of the notice of discharge.

                                   ARTICLE 14

                                SAFETY AND HEALTH

SECTION 1

      The Company shall make reasonable provisions for the safety, and health of its employees during the hours of their employment. The Company and the employees shall comply with all rules of the Company for safety and health, and with the regulations of State and Federal government. The Company recognizes its obligation to prevent, correct and eliminate unhealthy and unsafe working conditions and practices.

SECTION 2

      A joint safety and health committee shall be established at each plant, consisting of up to two (2) Company representatives and up to two (2) designated Union representatives. The joint committee shall be co-chaired by one representative of the Company and one representative of the Union. The safety committee will meet as necessary, but at least once a month, for the purpose of conferring with the safety supervisor to provide information relating to safety issues in the plant, to audit, monitor and recommend improvements to plant safety and to provide another line of communication to management regarding safety matters. Minutes of each meeting shall be kept and distributed to each committee member. Time on safety committee business shall be considered as time worked and shall be paid as such by the Company. The co-chairs or their designees shall make monthly tours of the plant and report their findings along with recommendations to the full safety and health committee for their actions.

SECTION 3

      The Company shall provide transportation from the plant for any occupationally injured employee on the day of injury to and from the place of medical treatment. The Company will not require injured employees on the day of injury to transport themselves to and from the place of medical treatment.

SECTION 4

      Employees attending such safety meetings while not on their regular scheduled shift will be paid at straight time their base hourly rate for the time spent at these meetings.

SECTION 5

      If an employee sustains an injury arising out of, or in the course of, their employment, and if the employee is unable to return to his work on the day of injury, he shall be paid for all lost time on the day of injury.

SECTION 6

      The Company acknowledges its obligation to comply with all safety laws, rules and regulations, federal and state. The Union and the employees agree to assist the Company in the implementation of such laws, rules and regulations. A Union and a management member of the health and safety committee may accompany any state inspector or Federal OSHA compliance officer on their inspection of the plant subject to the inspector's or officer's consent.

SECTION 7

      If an employee shall believe that there exists an unsafe condition, risk, or danger of injury greater than the normal hazards inherent to the operation, he shall notify his supervisor of such danger and of the facts relating thereof. If the issue remains unresolved, the co-chairs of the safety and health committee or their designees shall immediately investigate the alleged unsafe condition and determine if it exists. If it is agreed that an unsafe condition does exist, it shall be corrected immediately. If it is not agreed that an unsafe condition exists, operations will continue but the issue will be brought up to the full safety and health committee as soon as practicably possible. The employee will be entitled to be relieved from the job for the remainder of the turn, without pay, without discipline, pending any such resolution. If it is determined that an unsafe condition existed, the employee will be made whole for all lost wages.

                                   ARTICLE 15

                                 SUBSTANCE ABUSE

      The parties recognize the serious problems that can result from substance abuse in the workplace. The purpose of this Article is to help assure a safe work environment for all employees, maintain the orderly operation of the business, and encourage any employee needing help because of substance abuse to seek assistance. The standards for substance abuse are as follows:

SECTION 1

      While on Company property, or on Company business, it is a violation of this Article to be under the influence of, to be in control of, to ingest, to use, or to traffic in, any substance which affects the senses, or any illegal controlled substance or be in the possession of any drug paraphernalia. Substances affecting the senses include, but are not limited to, intoxicating beverages, narcotics, drugs, or consumer products used improperly to produce a euphoric or "high" effect. For purposes of this Article, being under the influence of alcohol shall mean that the employee has an alcohol concentration of 0.08 or greater.

SECTION 2

      In order to further insure the safety of the workplace, all employees will be required to permit an inspection, when requested to do so by designated Company personnel, of all employee work areas including desks, lockers, lunch pails, tool boxes, and employee vehicles brought on Company property.

SECTION 3

      Testing for substance abuse will be required on applicants who receive a conditional offer of employment, and any employee returning from an extended leave of absence or layoff. Just cause testing for substance abuse may be required for employees identified by their supervisor or any other management representative as unfit or impaired to work, or employees involved in a workplace accident or equipment damage incident.

SECTION 4

      Any employee who requests help for a substance abuse problem before testing positive on a drug or alcohol test or any employee who for the first time tests positive (under Section 3) will be provided such assistance on an extremely confidential basis. A refusal to be tested shall be subject to disciplinary action up to and including discharge. After referral to a substance abuse assistance program, the employee must complete the program satisfactorily prior to returning to work, and comply with such after care treatment as is prescribed by the Company, in conjunction with such program.

                                   ARTICLE 16

                           ALLOWANCE FOR FUNERAL LEAVE

      When death occurs to an Employee's legal spouse, mother, father, mother-in-law, father-in-law, son, daughter, brother, sister, grandparents or grandchildren (including stepfather, stepmother, stepchildren, stepbrother or stepsister when they have lived with the Employee in an immediate family relationship), brother-in-law, or sister-in-law, an Employee, upon request, will be excused and paid for up to a maximum of three (3) scheduled shifts (or for such fewer shifts as the Employee may be absent) which fall within a seven (7) consecutive calendar day period beginning with the date of the death; and it is established that the Employee attended the funeral. Payment shall be eight (8) times his average straight-time hourly earnings (as computed for jury pay - see
Article 21). An Employee will not receive funeral pay when it duplicates pay received for time not worked for any other reason. Time thus paid will be counted as hours worked for purposes of determining overtime and premium pay liability.

                                   ARTICLE 17

                                  HOURS OF WORK

SECTION 1 - NORMAL WORK WEEK

      Normally forty (40) hours of work per week shall constitute a week's work.

SECTION 2 - SCHEDULES

      Schedules showing Employees' workdays will be posted no later than the last scheduled operating turn, but in any event, no later than Friday, 2:00 P.M. of the week preceding the calendar week in which the schedule becomes effective. Should the Company have to change the schedule, the Union Grievance Committeeman will be notified.

SECTION 3 - SHOW UP TIME

      If an Employee has been regularly scheduled or notified to report for work and is not thereafter given notice by the Company that work is not available, and reports for the work, the Company will guarantee four (4) hours of work, or four (4) hours of pay at the Employee's base hourly rate for his scheduled work. It is the responsibility of each Employee to keep the Company advised of his telephone number.

      The foregoing shall not apply in the event of strikes, work stoppages in connection with labor disputes, failure of utilities beyond the control of Management, or Acts of God interfering with the work being provided.

                                   ARTICLE 18

                            OVERTIME AND PREMIUM PAY

SECTION 1

      Overtime shall not be pyramided by using the same hours more than once for the purpose of payment of overtime premium.

SECTION 2

      Hours worked in excess of eight (8) hours per day by an employee on a scheduled eight (8) hour shift, ten (10) hours per day on a scheduled ten (10) hour shift, or twelve (12) hours per day on a scheduled twelve (12) hour shift will be paid at one and one-half (1-1/2) the employee's straight time hourly rate plus any applicable shift premium.

SECTION 3

      Hours worked in excess of forty (40) hours per week will be paid at one and one-half (1-1/2) the employee's straight time rate plus any applicable shift premium.

SECTION 4

      For all time worked by an employee on Sunday, a premium of one and one-half (1-1/2) times the employee's base rate for that turn shall be paid. For the purpose of this provision, Sunday shall be deemed to be the twenty-four (24) hours beginning with the turn change starting closest to 12:00 A.M. Sunday.

                                   ARTICLE 19

                                    HOLIDAYS

      The Company will pay eight (8) hours pay at the individual Employee's base hourly rate of pay, adjusted to include his average hourly incentive for the previous quarter, for those Employees who have completed their probationary period and who are on the regular active payroll at the time of the following
Holidays:

New Year's Day        Thanksgiving Day
Good Friday           Day after Thanksgiving
Memorial Day          Christmas Eve
Independence Day      Christmas Day
Labor Day

      If one (1) of the above listed Holidays falls on Saturday or Sunday, the Company, at its option, may celebrate the Holiday on the day on which it falls or on the preceding Friday or subsequent Monday. In order to be paid for such Holiday, Employees who are otherwise eligible, must have worked on the last scheduled workday before and the first scheduled workday following the Holiday unless their failure to do so is a result of:

      (a) absence for which the Employee is paid in accordance with the express provisions of this Agreement;

      (b) a layoff or job-related injury within five (5) work days preceding the Holiday, or;

      (c)   sickness or other similar good cause.

      An eligible Employee who would otherwise be entitled to pay for an unworked Holiday and who is on a vacation schedule in accordance with the provisions of this Article when a Holiday occurs shall be paid for the unworked Holiday in addition to this vacation pay.

      Employees scheduled to work on any of the above-named Holidays shall be paid at one and one-half times their regular rate of pay including applicable incentive earnings for all work performed on such Holiday in addition to their Holiday pay. Any Employee scheduled to work on one of the foregoing Holidays who fails to report for work shall not be eligible to receive Holiday pay unless failure to do so is a result of (A), (B), or (C) above. There shall be no pyramiding of overtime pay under this or any other Article of the Agreement.

                                   ARTICLE 20

                                    VACATION

SECTION 1

      An Employee who, on the anniversary date of his most recent employment by the Company, has attained the years of continuous service with the Company as indicated in the following table and who otherwise qualifies, shall receive vacation with pay as follows:

Years of Continuous Service     Amount of Paid Vacation
One (1) Year                    One (1) Week

Three (3) Years              Two (2) Weeks
Ten (10) Years               Three (3) Weeks
Seventeen (17) Years         Four (4) Weeks
Twenty-Five (25) Years       Five (5) Weeks

SECTION 2 - ELIGIBILITY

      To be eligible for a vacation in any calendar year during the term of this Agreement, the Employee must have one (1) year of continuous service credit with the Company and have been actively employed at the Company for twenty-six (26) regular work weeks of the preceding fifty-two (52) work weeks.

SECTION 3 - COMPUTATION OF VACATION PAY

      Pay for the vacation week shall amount to forty (40) times the Employee's base hourly rate of pay, adjusted to include his average hourly incentive for the previous quarter, for each full week of vacation or two percent (2%) of the Employee's previous year's W-2 form earnings, whichever is highest. Vacation will be taken in weekly (seven (7) consecutive calendar days) increments only. Provided vacation is scheduled and approved at least thirty (30) days in advance, vacation pay will be paid no later than the last workday prior to the Employee's vacation.

SECTION 4 - SCHEDULING

      The date allotted to an Employee for a vacation shall be established by the Company so as to cause a minimum of interference with the Company's operations. The Company reserves the right to schedule either a one (1) or two
(2) week(s) vacation shutdown, or schedule staggered vacations.

      In the event the Company decides on a vacation shutdown, it shall notify the Union in writing, at least sixty (60) days prior to such shutdown. Vacation period requests by Employees will be indicated by written application of each Employee during the month of December. (Applications will be provided by the Company.) Either a vacation schedule or a vacation shutdown notice will be posted after the end of December. To the extent practicable, Employees shall be given preference for the desired vacation periods in accordance with their seniority subject to the right of the Company to determine the number of Employees from any Operating Unit or Wage Group, to be on vacation at any one time and to schedule vacations so as to minimize interference with the Company's operations.

SECTION 5 - ACCUMULATION OF VACATION

      Vacations may not be accumulated.

                                   ARTICLE 21

                                    JURY DUTY

      An Employee who is on active payroll of the Company, who is summoned for jury service or subpoenaed as a witness shall be excused from work on the days on which he is called for service, and shall receive for each such day on which he was regularly scheduled to work the difference between eight (8) times his base hourly rate of pay including applicable incentive earnings, not to exceed forty (40) hours per week, and the payment received for such jury or witness service. The Employee will present proof of service and of the amount of pay received therefore.

                                   ARTICLE 22

                          EMPLOYEES IN MILITARY SERVICE

SECTION 1 - REEMPLOYMENT

      The Company shall accord to each Employee who applies for reemployment after conclusion of military service with the United States such reemployment rights as he shall be entitled to under then existing statutes.

SECTION 2 - TRAINING PROGRAMS

      Reasonable programs of training shall be employed in the

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

event Employees do not qualify to perform the work on the job which they might have attained except for absence in the military service.

SECTION 3 - LEAVE OF ABSENCE

      Any Employee entitled to reinstatement under this Article shall be granted, upon request, a leave of absence without pay not to exceed sixty (60) days before he shall be required to return to work.

SECTION 4 - DISABLED VETERANS

      Any Employee entitled to reinstatement under this Article who returns with service-connected disability incurred during the course of service shall be assigned to any vacancy which shall be suitable to such impaired condition during the continuance of such disability irrespective of seniority; provided, however, that such impairment is of such a nature as to render the veteran's returning to his own job or department onerous or impossible; and provided, further, that the veteran meets the minimum physical requirements for the job available or for the job as Management may be able to adjust it to meet the veteran's impairment.

SECTION 5 - VACATION

      (a) An Employee who at the time of leaving active employment to enter military service of the United State has qualified for a vacation in the year of such entrance and who has not received a vacation or vacation allowance shall be granted such allowance.

      (b) Any Employee re-employed under the terms of this Article and who, under the terms of the Vacation Article 20 of this Agreement, except for his absence due to such military service, would have been entitled to receive a vacation or vacation allowance, shall receive such vacation or vacation allowance for the calendar year in which he is re-employed, without regard to any requirement other than an adequate record of continuous service.

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

SECTION 6 - MILITARY ENCAMPMENT ALLOWANCE

      An Employee with one (1) or more years of continuous service who is required to attend an encampment of the Reserve of the Armed Forces or the National Guard shall be paid, for a period not to exceed two (2) weeks in any calendar year, the difference between the amount paid by the Government (not including travel, subsistence and quarters allowance) and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days such Employee would have worked had he not been attending such encampment during such two (2) weeks (plus any holiday in such two (2) weeks which he would not have worked) and the pay for each such day shall be eight (8) times his average straight-time hourly rate of earnings (including applicable incentive earnings but excluding shift differentials and Sunday and overtime premiums) during the last pay period worked prior to the encampment. If the period of such encampment exceeds two (2) weeks in any calendar year, the period on which such pay shall be based shall be the first two weeks he would have worked during such period.

                                   ARTICLE 23

                                 SAVINGS CLAUSE

      If any provision of this Agreement is in conflict with applicable law or regulation, such provision shall become null and void and no longer be effective; however, the remainder of this Agreement shall not be affected thereby and will continue in full force and effect. In the event any provision of this Agreement is rendered ineffective, due to a conflict with applicable law, either party, upon the request of the other, shall meet and negotiate on the limited subject of the provision rendered ineffective by applicable law. However, the No Strike - No Lockout provisions of this Agreement shall continue in full force and effect regardless of whether the parties are able to reach Agreement.

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

                                   ARTICLE 24

                                    SENIORITY

SECTION 1 - FACTORS AFFECTING

      Plant continuous service shall be used for all purposes in which a measure of continuous service is utilized.

      In the promotion of Employees to non-supervisory positions and for the purpose of demotions, or layoffs in connection with the decreasing of the working force and of the recalling to work of Employees so laid off, the following factors shall be considered, and if factors (b and (c) are relatively equal, length of continuous service shall govern:

      (a)   Length of continuous service;

      (b)   Ability to perform the work, and;

      (c)   Physical fitness.

SECTION 2 - CONTINUOUS SERVICE RECORD

      The continuous service record of any Employee shall be determined as follows:

      (a) Each Employee shall have such continuous service record as is shown on the employment records of the Company for such Employee commencing with the date of initial employment with the Company, and he shall accumulate additional continuous service in accordance with Subparagraph (C) below, until his continuous service record shall be broken in which event his continuous service record shall end and be canceled. For Employees who had previously been employed by the preceding owner of any plant, continuous service will include credit for all service shown on the Employee's continuous service record with such preceding owner as of the date of initial employment with the Company.

      (b) Each new Employee and each person rehired after the cancellation of his continuous service record shall accumulate continuous service from the date of such hiring or rehiring, until his continuous service record is broken, in which event his continuous service record shall end and be canceled.

            (c) The continuous service record of an Employee shall be considered to be broken so that no prior period or periods of employment shall be counted and his seniority shall cease in the following instances:

                  1.    Employee voluntarily quits employment;

                  2.    Employee is discharged;

                  3. Employee fails to return to work upon expiration of an approved leave of absence where forty-eight (48) hour notice to return has been given by the Company to the Employee and to the Union;

                  4. Employee is absent due to either layoff or disability or both which continues for more than two (2) years (however, (i) for three (3) years thereafter, upon written medical certification to the Company of his fitness to return to duty, the Employee will be eligible for recall to any position for which he is qualified which is not filled pursuant to Section 4, Paragraph (A) based on his previously accumulated service; and (ii) Employees unable to work due to an on-duty injury shall accumulate credit for continuous service until the end of the period for which statutory Workers' Compensation is payable, plus thirty (30) days;

                  5. Unauthorized absence from scheduled work for three (3) consecutive working days;

                  6.    Employee fails to report for and begin work within seven
                        (7) calendar days after receipt by Employee of notice of recall from layoff. Employees who are employed elsewhere will, upon a request made to the Company within this

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

                  period and with reasonable proof of such employment, be given an additional seven (7) calendar days to report for and begin work, to allow the Employee to give reasonable notice to his current employer.

SECTION 3 - PROBATIONARY EMPLOYEES

      New Employees and those hired after a break in continuous of service will be regarded as probationary Employees for the first five hundred twenty (520) hours of actual work and will receive no continuous service credit during such period. Probationary Employees may initiate complaints under this Agreement but may be laid off or discharged as exclusively determined by Management; provided that this will not be used for purpose of discrimination because of race, color, religious creed, national origin, sex, age or disability as defined under the ADA of 1990, or because of membership in the Union. Probationary Employees continued in the service of the Company subsequent to the first five hundred twenty (520) hours of actual work shall receive full continuous service credit from date of original hiring.

SECTION 4 - PROMOTION

(A) POSTING

      When the Company decides that a position needs to be filled, a notice to that effect will be posted by the Company for seven (7) working days in the Plant having the open position. Employees who apply will be considered in the following category order:

      1.    the department where the vacancy exists;

      2.    the Plant where the vacancy exists;

      3. all other Plants within the Company: provided; however, if there is no qualified Employee applicant, the Company may hire a new employee.

(B) SELECTION

      Employees who apply under Paragraph (A) above will be awarded the vacancies in accordance with Section 1 of this

Article. All promotions are subject to a ninety (90) day qualification period in the new job. Employees selected for a new job will be entitled to return to their previous job in the event the Company determines their performance during the qualification period is not satisfactory, subject to dispute resolution procedure.

(C) PERIOD BETWEEN PROMOTIONS

      To promote efficient and economical operations, the parties agree that continuity for a period of time in a position is important. Therefore, the following limitations shall apply to Employees applying for new jobs or vacancies:

      1. Employees who apply for a position may strike their name from the posting at any time during the seven (7) working day period that the position is posted. If an Employee leaves his name in consideration and is selected for a position but refuses to take it, he cannot apply for another position for two (2) months after the date on which he was selected for the position.

      2. If an Employee applies, is selected, and then works in the position, he cannot apply for another position for six (6) months after the date he begins working in that position, following any training period.

SECTION 5 - TEMPORARY VACANCIES

      Temporary vacancies will be filled at the Company's discretion. If two (2) Employees are equally qualified to do the work, the Company will take seniority into consideration.

SECTION 6 - TEMPORARY TRANSFERS

      In the event an Employee is temporarily transferred to a higher rated job, the Employee shall receive the higher rate. If an Employee is temporarily transferred to a lower rated job, the Employee shall continue to receive the Employee's regular rate.

SECTION 7 - UNION OFFICERS

      When Management decides that the workforce in any seniority unit in any plant is to be reduced, the member of the plant

Grievance Committee, if any, in that unit shall, if the reduction in force continues to the point at which he would otherwise be laid off, be retained at work and for such hours per week as may be scheduled in the work area in which he is employed, provided he can perform the work of the job to which he must be demoted. The intent of this provision is to retain in active employment the plant grievance committeemen for the purpose of continuity in the administration of the labor agreement in the interest of Employees so long as a workforce is at work; provided that no grievance committeeman shall be retained in employment unless work which he can perform is available to him in the designated work area which he represents. The Local Union shall designate and advise the Company of such area of representation.

      This provision shall apply also to Employees who hold any of the following offices in the Local Union or Unions in which the Employees of the plant are members: President, General Grievance Committeeman, Unit Chairperson, Vice President, Recording Secretary, Financial Secretary, and Treasurer unless legally prohibited.

SECTION 8 - CONTINUOUS SERVICE LISTS

      The Company shall make available to each Local Union lists showing the relative continuous service of each Employee in each seniority unit. The Company from time to time shall revise such lists, as necessary, but at least every six
(6) months, to keep them reasonably up to date. The seniority right of individual Employees shall in no way be prejudiced by errors, inaccuracies, or omission in such lists.

                                   ARTICLE 25

                               SEVERANCE ALLOWANCE

SECTION 1 - PERMANENT CLOSING

      When, in the sole judgment of the Company, it decides

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

to close permanently a plant or discontinue permanently a department of a plant or substantial portion thereof and terminate the employment of individuals, an Employee whose employment is terminated either directly or indirectly as a result thereof because he was not entitled to other employment with the Company under the provisions of the Article 24 - Seniority of this Agreement and Section 3 of this Article, shall be entitled to a severance allowance in accordance and subject to the provisions hereinafter set forth in this Article.

SECTION 2 - ELIGIBILITY

An Employee, to be eligible for a severance allowance, must have accumulated three (3) or more years of continuous Company service as computed in accordance with the Article 24 - Seniority of this Agreement.

SECTION 3 - OTHER JOB

      In lieu of severance allowance, the Company may offer an eligible Employee a job in the same job class for which he is qualified, in the same general locality. The Employee shall have the option of either accepting such new employment or requesting his severance allowance. If an Employee accepts such other employment, his continuous service record shall be as provided in the
Article 24 - Seniority of this Agreement, except that for the purpose of severance pay under this Article and for the purposes of the Article 20 - Vacation of this Agreement, his previous continuous service record shall be maintained and not be deemed to have been broken by the transfer.

SECTION 4 - TRANSFER

      As an exception to Section 3 of this Article, an Employee otherwise eligible for severance pay who is entitled under the Article 24 - Seniority of this Agreement to a job in the same job class in another part of the same plant shall not be entitled to severance pay whether he accepts or rejects the transfer. If such transfer results directly in the permanent displacement of some other Employee, the latter shall be eligible for severance pay provided he otherwise qualifies under the terms of this Article.

SECTION 5 - BENEFITS

      An eligible individual shall receive severance allowance based upon the following weeks for the corresponding continuous Company service:

Continuous Company Service        Weeks of Severance Allowance
3 years but less than 5 years                   4
5 years but less than 7 years                   6
7 years but less than 10 years                  7
10 years or more                                8

      A week's severance allowance shall be determined in accordance with the provisions for calculation of vacation allowance as set forth in the Article 20
- Vacation of this Agreement.

SECTION 6 - DUPLICATION

      Severance allowance shall not be duplicated for the same severance, whether the other obligation arises by reason of contract, law, or otherwise. If an individual is or shall become entitled to any discharge, liquidation, severance or dismissal allowance or payment of similar kind by reason of any law of the United States of America or any of the states, districts or territories thereof subject to its jurisdiction, the total amount of such payments shall be deducted from the severance allowance to which the individual may be entitled under this Article, or any payment made by the Company under this Article may be offset against such payments. Statutory unemployment payments shall be excluded from the non-duplication provision of this section.

SECTION 7 - ELECTION CONCERNING LAYOFF STATUS

      Notwithstanding any other provision of this Agreement, an Employee who could otherwise have been terminated in accordance with the applicable provisions of this Agreement and under the circumstances specified in Section 1 of this Article may, at such time, elect to be placed on layoff status for thirty (30) days or to continue on layoff status for an additional thirty (30) days if he had already been on layoff status. At the end of such thirty (30) day period, he may elect to continue on layoff status or be terminated and receive severance allowance if he is eligible for any such allowance under the provisions of this Article; provided, however, if he elects to continue on layoff status after the thirty (30) day period specified above and is unable to secure employment with the Company within an additional sixty (60) day period, at the conclusion of such additional sixty (60) day period he may elect to be terminated and receive severance allowance if he is eligible for such allowance.

      If an Employee elects to continue on layoff status, he shall continue to be in such status notwithstanding the expiration or termination of this Agreement.

      In the event of a strike, nothing in this Agreement shall be interpreted as extending the benefits beyond the term otherwise provided for in the Agreement.

SECTION 8 - PAYMENT OF ALLOWANCE

Payment shall be made in a lump sum at the time of termination. Acceptance of severance allowance shall terminate employment and continuous service for all purposes under this Agreement.

                                   ARTICLE 26

                                      WAGES

SECTION 1 - STANDARD HOURLY WAGE SCALES

      The standard hourly wage scales of rates for the respective job classes and the effective date thereof shall be those set forth in Appendix A of this Agreement.

SECTION 2 - SHIFT DIFFERENTIAL

   (a)   For hours worked on the afternoon shift, there shall be

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

            paid a premium rate of 20 cents per hour. For hours worked on the night shift, there shall be paid a premium rate of 30 cents per hour.

      (b)   Shifts shall be identified as follows:

            i. Day shift includes all shifts scheduled to commence between 6:00 A.M. and 8:00 A.M., inclusive;

            ii. Afternoon shift includes all shifts scheduled to commence between 2:00 P.M. and 4:00 P.M., inclusive;

            iii. Night shift includes all shifts scheduled to commence between 10:00 P.M. and 12:00 Midnight, inclusive.

      (c) Any hours worked by an Employee on a shift which commences at a time not provided for in Subsection B of this Article 26 shall be paid as follows:

            i. For hours worked which would fall in the prevailing day shift of the department, no shift differential shall be paid;

            ii. For hours worked which would fall in the prevailing afternoon shift of the department, the afternoon shift differential shall be paid;

            iii. For hours worked which would fall in the prevailing night shift of the department, the night shift differential shall be paid.

      (d) Shift differential shall be included in the calculation of overtime compensation. Shift differential shall not be included in the calculation of incentive earnings but shall be computed by multiplying the hours worked by the applicable differential and the amount so determined added to earnings.

      (e) Shift differential shall be paid for allowed time or reporting time provided for in the Article 17 - Hours of Work of this Agreement when the hours for which payment is made would have called for a shift differential if worked.

SECTION 3 - CORRECTION OF ERRORS

      Notwithstanding any provisions of this Article, errors in the application of rates of pay shall be corrected.

                                   ARTICLE 27

                                 INCENTIVE PLAN

      The incentive plan will be a broad-based performance incentive plan based upon total quality tons shipped. The plan will be developed and installed during the first ninety (90) days following the effective date of this Agreement, and presented to the Union. Such plan shall include administrative guideline provisions as those of the 1969 Industry-wide Incentive Arbitration Award. Any dispute over the structure or design of such plan will be presented to immediate interest arbitration. The plan will be paid retroactively to the effective date of installation.

                                   ARTICLE 28

                                 PROFIT SHARING

1.    INTRODUCTION

      The parties agree to establish a profit sharing plan (the "Plan").

2.    LEVEL OF PAYOUT

      The Company agrees that it will create a profit sharing pool (the "Pool") consisting of fifteen percent (15%) of the Company's Quarterly Pre-Tax Profits, as defined below, and to distribute the Pool within 45 days of the end of each fiscal quarter, in the manner described below.

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

3.    CALCULATION OF PROFITS

      For the purposes of this Plan, Quarterly Profits shall be defined as the excess of (A) Pre-Tax Income over (B) the Threshold, where:

      A. Pre-Tax Income is Earnings Before Taxes ("EBT")* of the Company calculated on a consolidated basis in accordance with United States Generally Accepted Accounting Policies ("GAAP") with the following exclusions:

            1. Income or loss related to any charges or credits (whether or not identified as special credits or charges) for unusual, infrequently occurring or extraordinary items, including credits or charges for plant closures, business dispositions and asset sales that are not normal operating charges or credits of the Company under internal Company accounting policies consistently applied (but excluding any charge representing a cash expense incurred by the Company in connection with the Company's planned asset re-configuration in the 12 months following the closing of the transaction);

            2. Any cost or expense associated with the Plan or any other profit sharing or similar plan for any of the Company's employees; and

            3. Any management fees (in excess of expense re-imbursement) actually paid to the Perry Strategic Capital entities as monitoring fees.

            4. Any cash interest payments in excess of $2.5 million attributable to incremental debt placed on the Company in connection with a cash shareholder realization. and

      B.    The Threshold is $12.5 million

4.    INDIVIDUAL ENTITLEMENT

      The Pool will be divided as follows:

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

      A. 25% of the Pool will be divided among all USWA represented employees covered by the Collective Bargaining Agreement ("Participants") on the basis of the Hours (as defined below) of each such Participant in the calendar weeks within each fiscal quarter.

            1. Hours shall include the following, but shall not exceed 40 hours for any week for any Participant. Hours worked (including straight time and overtime hours), vacation and holiday hours at the rate of 8 hours for each holiday or day of vacation, hours on USWA business, and hours, at the rate of 8 hours a day, while receiving Workers' Compensation benefits (based on the number of days absent from work while receiving such benefits).

            2. Any payments made to a Participant pursuant to this Profit Sharing Plan shall not be included in the Participant's earnings for purposes of determining any other pay, benefit, or allowance of the Participant.

      B.    75% of the Pool will be contributed to the Benefit Trust.

5.    ADMINISTRATION OF THE PLAN

      A. The Plan will be administered by the Company in accordance with its terms and the costs of administration shall be the responsibility of the Company. Upon determination of each Quarterly Profit calculation, such calculation shall be forwarded to the Chair of the Union Negotiating Committee accompanied by a Certificate signed by the Chief Financial Officer of the Company, providing a detailed description of any adjustments made to Earnings Before Taxes and stating that EBT was determined in accordance with GAAP and that Quarterly Profit was calculated in accordance with this Article.

      B. The Union, through its Negotiating Committee Chair or his/her designee, shall have the right to review and audit any information, calculation or other matters concerning the Plan. The Company shall provide said designee with any information reasonably requested in connection with such review. The reasonable actual costs incurred by the Union in connection with any such audit shall be paid from the Pool and deducted from the amount otherwise available under the Pool for distribution to employees.

      C. In the event that a discrepancy exists between the Company's Profit Sharing calculation and the results obtained by the Union designee's review, the Company Chair and the Union Chair of the respective Negotiating Committees shall attempt to reach an agreement regarding the discrepancy.

            In the event that they cannot resolve the dispute, either party may submit such dispute to final and binding arbitration under Article 12 - Grievance Procedure in the Collective Bargaining Agreement.

6.    PROMPT PAYMENT

      Notwithstanding the above, the Company shall comply with the requirements of paragraph's 2-4 above based on its interpretation of the appropriate payout. If the process described in paragraph 5 above results in a requirement for an additional payout, said payout shall be made no more than 14 days after the date of agreed resolution or issuance of the Arbitrator's award.

7.    SUMMARY DESCRIPTION

      The parties will jointly develop a description of the calculations used to derive profit sharing payments under the Plan for each quarter and distribute same to each Participant.

                                   ARTICLE 29

                        INSTITUTE FOR CAREER DEVELOPMENT

COMMENCING ON AUGUST 16, 2004:

      In recognition of the worldwide competitive challenges that confront the Company and the entire work force, the United Steelworkers of America and Republic Engineered Products, INC. have established a major new venture in training and educating workers-The USWA/Republic Engineered Products, Inc. Institute for Career Development (the "Institute")-which, in conjunction with similar programs negotiated by the Union with various other employers, will be administered under the rules and procedures of the Institute for Career Development ("ICD"). The purpose of the Institute is to provide resources and support services for the education, training and personal development of the employees of the Company including upgrading the basic skills and educational levels of active employees in order to enhance their ability to absorb craft and non-craft training, their ability to progress in the workplace, their ability to perform their assigned work tasks to the full extent of their potential, and their knowledge and understanding of the workplace, and of new and innovative work systems. Further purposes include education, training and counseling which will enable employees to have more stable and rewarding personal and family lives, alternative career opportunities in the event that their steelworker careers are subject to dislocation, and long, secure and meaningful retirements.

      The Institute will be financed by a contribution from Republic Engineered Products, Inc. in the amount of $0.10 per hour worked by USWA-represented employees covered by this Agreement. The Institute will be administered jointly by the Company and the Union in accordance with the procedures, rules, regulations and policies as agreed to by the parties. The parties will, of course, also seek and use funds from federal, state and local governmental agencies.

      Consistent with this understanding, it would be appropriate for the Institute to allocate funds to certain programs that are currently being offered by Republic Engineered Products, Inc. and that are consistent with the goals and limitations of this Agreement.

      Apprenticeship, craft training and training for position-rated jobs are separately provided for in the collective bargaining agreement. The Company may, however, contract with the Institute to provide services and resources in support of such training.

      In establishing this program, the USWA and the Company are implementing a shared vision that workers must play a significant role in the design and development of their jobs, their training and education, and their working environment. In a world economy many changes are unforeseen and unpredictable. Corporate success, worker security and employee satisfaction all require that the work force and individual workers be capable of reacting to change, challenge and opportunity. This, in turn, requires ongoing training, education and growth. Experience has shown that worker growth and development are stunted when programs are mandated from above but flourish in an atmosphere of voluntary participation in self-designed and self-directed, training and education. These shared beliefs shall be the guiding principles of the Institute.

      The Company agrees to continue to participate fully as a member of ICD in accordance with policies, rules and regulations established by the ICD. The Company's financial contributions to the Institute will continue to be separately tracked. ICD will continue to be under the joint supervision of the Union and participating employers with a Governing Board consisting of an equal number of Union and employer appointees.

REPORTING, AUDITING, ACCOUNTABILITY AND OVERSIGHT

      The following minimum requirements shall govern reporting, auditing, accountability and oversight of the funds provided for above:

1.    REPORTING

      For each calendar quarter, and within 30 days of the close of such calendar quarter, the Company shall account to the ICD, the International President of the Union and the Union Chair of the Negotiating Committee for all changes in the financial condition of the Institute. Such reporting shall include at least the following information for each such quarter:

      - The Company's contribution of $0.10 per hour for steelworker represented employees per quarter with cumulative balance.

      - A detailed breakdown of actual expenditures related to approved program activities during said quarter.

      - Reports shall be broken down by plant and include all expenditures for that site.

      -     Reports shall be made on form(s) developed by the Institute.

      The Union Co-Chairs of each of the Local Joint Committees shall receive a report with the same information for their plant or local union, as the case may be.

2.    AUDITING

      The Company or the Union may, for good reason, request an audit of Company reports described above and of the underlying Institute activities made in accordance with the following: The Company and the Union shall jointly select an independent outside auditor. The reasonable fees and expenses of the auditor shall be paid from ICD funds. The scope of audits may be company-wide, plant-specific, or on any other reasonable basis.

      3.    APPROVAL AND OVERSIGHT

      Each year, the Local Joint Committees shall submit a proposed training/education plan to the Union and Company Negotiating Committee Chairs or their designees. Upon their approval, said plans shall be submitted to the Institute. The Institute must approve the annual plan before any expenditure in connection with any activities may be charged against the funds provided for in this Agreement. An expenditure shall not be charged against such funds until such expenditure is actually made.

DISPUTE RESOLUTION MECHANISM

      Any dispute regarding the administration of the Institute at the Company or plant level shall be subject to expedited resolution by the Company and the Union Co-Chairs of the Negotiating Committee and the Executive Director of ICD who shall apply the policies, rules and regulations of the Governing Board in ruling on any such dispute. Rulings of the Executive Director on any such dispute may be appealed to the Governing Board, but the Executive Director's ruling shall become and remain effective unless stayed or reversed by action of the Governing Board. Within 60 days of the effective date of this Labor Agreement, the Union and the Company will develop such administrative procedures as are necessary for the operation of this expedited Dispute Resolution Mechanism, it being understood that the goal is to resolve disputes within no more than two weeks after the Dispute Resolution Mechanism is invoked.

      Notwithstanding anything to the contrary in this provision, the Governing Board shall not under any circumstances have any power or authority to require the Company to bear costs or provide funds in connection with the ICD which exceed the Company's contribution requirements under this Article.

                                   ARTICLE 30

                               STAND UP FOR STEEL

1. The Company agrees to join the Stand Up For Steel Coalition ("SUFS") as of August 16, 2004, and subject to the Annual Program Cost.

2. The parties agree that SUFS will serve as a focal point of their joint activities in combating unfair trade in steel and related products and other subjects as agreed to by the parties. The parties will continue to pursue other activities separately as appropriate and the funding and structure contemplated herein shall not be applicable to litigation to enforce the nation's trade laws.

3. The Company will contribute $0.075 per ton shipped (other than tubular rounds) commencing on August 16, 2004, up to maximum of $100,000 per contract year.

4. SUFS will have a Governing Board consisting of an equal number of Union and Company representatives. The Board will be co-chaired by the USWA International President and a CEO selected by the participating companies.

5. The parties will jointly recruit all American steel (carbon and stainless) and iron ore companies and others to join the organization under the terms described herein. The Company agrees to work with the other participating companies so that the company representatives on the Governing Board will represent the interest of all participating companies.

6. All activities conducted under the banner of Stand Up For Steel shall be approved by the Governing Board.

                                   ARTICLE 31

                               BOARD OF DIRECTORS

         The Company agrees to issue to the Union preferred stock on the Effective Date as described below.

                            SERIES A PREFERRED STOCK

ISSUER            The Company.

SECURITY          One share of preferred stock.

HOLDER United Steelworkers of America, AFL-CIO. CLC ("USWA"), or a successor labor organization to the USWA.

ELECTION OF       The Holder will maintain the right to elect, remove and
DIRECTORS         replace one (1) member of the Issuer Board of Directors from the Effective Date through the Termination Date.

AMENDMENT         The terms of the Series A Preferred Share cannot be amended without the prior written consent of the Holder.

ADDITIONAL        The Company will not issue any additional shares of the Series
INSURANCE         A Preferred Stock.

DIVIDENDS         None.

TRANSFERABILITY   The Series A Preferred Share will automatically convert into a single share of Issuer common stock if transferred to any person or entity other than the Holder.

TERMINATION       The date the Holder is no longer the collective bargaining representative for any of the Company's employees.

                                   ARTICLE 32

                                  COORDINATORS

      In this Agreement, the parties have committed themselves to a number of joint undertakings crucial to the success of the Company, its employees, and the Union. In recognition of the crucial role being served by the Union in accomplishing the joint goals of the parties, the parties agree as follows, to be effective August 16, 2004:

      (a) The Union Chair of the Negotiating Committee shall select and direct two (2) Coordinators who shall be responsible throughout the Company for implementation and ongoing monitoring of joint undertakings of mutual interest to the Company and the Union as well as administration of the labor and benefits agreements. It is expected that Coordinators will visit each of the Company's locations on a regular basis in the performance of his/her duties.

      (b) Each Coordinator shall be an employee of the Company. The Coordinator shall be compensated by the Company in the amount of the appropriate wages, benefits and other fringe benefits s/he would have earned during their normal course of employment with the Company, but for this assignment. In addition, each Coordinator shall be reimbursed for reasonable out-of-pocket expenses including, but not limited to, travel (coach airfare, hotel and per diem) incurred in connection with this assignment. In order to receive such lost time payments and expense reimbursements supporting vouchers must be provided by the Coordinator.

      (c) The Company's annual costs under this Article will be capped at $150,000 per year.

                                   ARTICLE 33

                                    BENEFITS

SECTION 1 - HEALTH CARE PROGRAM

      The Health Care Program covers active employees as set forth below.

HEALTH CARE (FOR ACTIVE EMPLOYEES):

      Options reduced to a single PPO program (except in unusual situations where a participant may have no network providers available). The Plan would include the attached design, utilizing revised coverage limits for mental health and substance abuse benefits, an in-network deductible and an 90% coverage level for in-network services. Benefits would be administered through Medical Mutual with network arrangements for the facilities and retirees outside of Ohio. AultCare would continue as a PPO option for Stark County facilities with the same PPO plan design.

PRESCRIPTION DRUG (FOR ACTIVE EMPLOYEES):

      Coverage to continue with Caremark, Inc. utilizing a participant co-pay structure as follows:

                Co-Pay Percent   Minimum      Maximum
                --------------   -------      -------
RETAIL

    Generic           15%          $ 5         $10
  Formulary           20%          $10         $20
      Brand           25%          $15         $30

MAIL

    Generic           10%          $10         $20
  Formulary           15%          $15         $30
      Brand           20%          $20         $40

      Retail prescriptions will be limited to 30-day supplies and mail service prescriptions will be limited to 90-day supplies.

Maintenance medications will be limited to one prescription and one 30-day refill at the retail level; all other maintenance prescriptions must be filled through the mail service. When a generic is available, but the pharmacy dispenses a brand name drug for any reason, the participant will pay the difference in cost between the brand name drug and the generic drug plus the appropriate non-formulary or formulary brand co-payment. However, under certain medical circumstances, when determined by the patient's attending physician to be medically necessary and approved by the pharmacy benefit manager, a prescription for a brand name drug may be filled without penalty even though a generic equivalent is available.

GENERAL EXCLUSIONS:

      - Devices and other supplies (e.g. ostomy supplies, respiratory therapy, etc.)

      -     Alcohol wipes

      -     Hair loss prescriptions (e.g. Propecia)

      -     Renova

      -     Contraceptive devices, injectable contraceptives, Contraceptive kits

      -     Fertility drugs

      - Erectile dysfunction medications, except Viagra (available through mail service only, limit 6 doses/ month)

      -     Nutritional/dietary supplements

      -     Over-the-counter medications

      -     Biotech drugs for hemophilia, cystic fibrosis & genetic emphysema

      -     Toxoids

      -     Vaccines

LIMITATIONS:

      -     Retin-A - Covered if the patient is under age 25,

            covered with an appropriate diagnosis if over age 25

      - Smoking cessation - Pre-authorization required. Available through mail service only. One treatment per lifetime - maximum 90 days supply

      - Oral contraceptives - For treatment of medical conditions only. Covered with an appropriate diagnosis

      - Diet medications - Available through mail service only. Covered with an appropriate diagnosis

EMPLOYEE OPT-OUT:

      Employees will be given the option to opt-out of the medical and prescription programs during the annual open enrollment process provided the employee has other health coverage available. Employees electing to opt-out of the health care plan will be paid 50% of the individual cost of such coverage, as established by the applicable annual COBRA calculation (less administrative charge of 2%, if applicable) per month for the period they remain out of the plan. Employees will be able to re enroll in the plan during any open enrollment or if other coverage is lost due to a "qualifying change in family status" as defined in the flexible benefit rules as follows:

      -     Marriage

      -     Divorce

      -     Death of spouse

      -     Birth or adoption of child

      -     Termination of employment of spouse

      -     Change of employment status of you or your spouse

      -     Significant change in your or your spouse's health care coverage

      -     Other changes the IRS may allow

VISION BENEFITS:

      Return the plan to a 24-month benefit, continuing to utilize the network option available through Cole Managed Vision as well as an out-of network benefit level as outlined below.

                                                        COLE VISION          OUT-OF-NETWORK
    COVERED SERVICE                FREQUENCY              NETWORK           MAXIMUM BENEFIT
    ---------------                ---------              -------           ---------------
Eye Examination for                12 months           Covered in full       $37.50
eyeglasses (Additional          (calendar year)
charges related to a
contact lens exam are
the responsibility of
the patient.)

Lenses                           Calendar year if      Covered in full
-  Single Vision                   prescription                              $22.50 per lens
-  Bifocal                      changes; otherwise                           $30.00 per lens
-  Trifocal                      every 24 months                             $37.50 per lens
-  Lenticular                                                                $45.00 per lens

Lens Treatment Options                                    Discount             Not covered
                                                          schedule

Frames                           Calendar year if        Covered in          $50.00
                                   prescription          full (up to
                                changes; otherwise       $100 retail
                                  every 24 months          value)

Contact Lenses  -                Calendar year if      Covered in full       $37.50 per lens
Therapeutic                        prescription
In lieu of lenses and           changes; otherwise
frames                            every 24 months

Contact Lenses  -                Calendar year if      Covered in full       $37.50 per lens
Elective In lieu of                prescription
lenses and frames               changes; otherwise
                                  every 24 months

Additional pairs of                                       Discount             Not covered
Eyeglasses/Contact                                        schedule
Lenses

DENTAL BENEFITS:

      Options reduced to a single fee-for-service plan with a plan design as outlined on the attached sheet.

EAP SERVICES:

      The previous company proposal is withdrawn and the Company will accept union proposal #5 from 10/18/2001 for active employees with the understanding that any treatment at the

Compass House in Lorain will be counted toward the maximum limits for substance abuse coverage.

HEALTH CARE COVERAGE FOR LAID OFF EMPLOYEES:

      For the first two years following the Effective Date, Republic will provide a total pool of up to $550,000 for employees or former employees who are subject to an involuntary layoff to be allocated in a manner determined by the parties.

REPUBLIC                                                                 MEDICAL
      ENGINEERED PRODUCTS                                                 MUTUAL
                                                                         OF OHIO

                      PREFERRED PROVIDER ORGANIZATION (PPO)

Primary Care Physician (PCP) Required                         No
      Provider Network                                    SuperMed Plus
    Dependent age limit                    19 dependent / 25 student to End of Month
      Lifetime Maximum                                     $1,000,000

                                                        BENEFIT
                                        ----------------------------------------
                                             NETWORK              NON-NETWORK
                                             -------              -----------
Deductible                              $250 individual /      $500 individual /
                                           $500 family           $1,000 family
Annual out-of-pocket maximum              $2,000/$4,000             $10,000
Coinsurance                                    10%                    30%

           INPATIENT CARE
Semi-private room and board                    90%                    70%
Surgery                                        90%                    70%
Anesthesia                                     90%                    70%
Consultations                                  90%                    70%
Maternity care-employee and                    90%                    70%
Spouse only
Lab and X-ray services                         90%                    70%
Therapy services                               90%                    70%
Drugs and Medications                          90%                    70%

          OUTPATIENT CARE
Outpatient surgery                             90%                    70%
Second Surgical Opinion                       100%                   100%
Diagnostic services, lab and x-ray             90%                    70%
MRI (require prior authorization)              90%                    70%
Cardiac Rehabilitation                         90%                    70%
Physical, occupational & speech        90%, 10 visits each
therapy(1)                                   per year                 70%
Office visits                         $20 copayment then 90%          70%
Urgent Care                           $20 copayment then 90%          70%
Routine Physical exam                   $20 copayment then 100%   not covered
Routine Testing (5 standard)(2)           100%, once per
                                          benefit period          not covered
Well child exam(3)                    $20 copayment then 90%      not covered
Immunizations                                  90%                not covered
Routine Mammogram                         100%, once per
                                          benefit period          not covered
Routine Pap smear                         100%, once per
                                          benefit period          not covered
Routine PSA                                   100%                not covered
Prenatal and postnatal maternity care          90%                    70%
Sterilization                                  90%                    70%
Allergy test and treatment                     90%                    70%
Durable medical equipment                      90%                    70%


Hearing Services  -                    90%; exam, fitting, and aids not to exceed
Once every 5 years                                $850 per ear maximum

Emergency Room Services                 100% copayment then 90% (not subject to
                                                      deductible).

Ambulance                                  If admitted, copayment is waived.
                                            90% (not subject to deductible)
         MENTAL HEALTH AND
          SUBSTANCE ABUSE

Inpatient(4)                                   90%                Not covered
Outpatient benefit(5)                     $20 copayment           Not covered
Skilled nursing facilities              90%, 100 days per

                                          benefit period              70%
Home healthcare                        90%, 100 visits per
                                          benefit period              70%
Hospice                                        90%                    70%
Organ transplants                              90%                    70%

ALL LIMITS ARE COMBINED NETWORK AND NON-NETWORK

      1.    After 10th visit, additional visits based upon medical necessity.

      2.    EKG, chest-x-ray, complete blood count, SMA 12, urinalysis.

      3.    Limited to $500 per benefit period.

ALL LIMITS ARE COMBINED NETWORK AND NON-NETWORK

      1.    After 10th visit, additional visits based upon medical necessity.

      2.    EKG, chest-x-ray, complete blood count, SMA 12, urinalysis.

      3.    Limited to $500 per benefit period.

      4. Mental Health -- 60 days per calendar year maximum; Substance Abuse/ Detoxification - 5 days per admission, 3 admissions per lifetime.

      5.    Rehabilitation - 56 days per lifetime.

      6.    Outpatient Substance Abuse - 90 visits lifetime.

DeltaPremier USA
Summary of Dental Plan Benefits
Benefit Year - January 1 through December 31

                                DELTAPREMIER USA
                         SUMMARY OF DENTAL PLAN BENEFITS
                  BENEFIT YEAR - January 1 through December 31

                                                                  Delta
COVERED SERVICES -                                             Dental Pays   You Pay
------------------                                             -----------   -------
                     CLASS I BENEFITS

DIAGNOSTIC AND PREVENTIVE SERVICES - Used to diagnose
and/or prevent dental abnormalities or disease (includes
exams, cleanings and fluoride treatments)                          100%         0%

EMERGENCY PALLIATIVE TREATMENT - Used to temporarily
relieve pain                                                       100%         0%

RADIOGRAPHS - X-rays                                               100%         0%

                    CLASS II BENEFITS

ORAL SURGERY SERVICES - Extractions and dental surgery,
including preoperative and postoperative care                       50%        50%

ENDODONTIC SERVICES - Used to treat teeth with diseased
or damaged nerves (for example, root canals)                        50%        50%

PERIODONTIC SERVICES - Used to treat diseases of the gums
and supporting structures of the teeth                              50%        50%

RELINES AND REPAIRS - Relines and repairs to bridges and
dentures                                                            50%        50%

MINOR RESTORATIVE SERVICES - Used to repair teeth damaged
by disease or injury (for example, amalgam [silver] and
resin [white] fillings)                                             50%        50%

MAJOR RESTORATIVE SERVICES - Used when teeth can't be
restored with another filling material (for example,crowns)         50%        50%

                    CLASS III BENEFITS

PROSTHODONTIC SERVICES - Used to replace missing natural
teeth (for example, bridges and dentures)                           50%        50%

                    CLASS IV BENEFITS

ORTHODONTIC SERVICES (TO AGE 19) - None                             50%        50%

      Benefits are payable for routine prophylaxes twice in any 12-month period. One additional periodontal prophylaxis is payable in any 12-month period. Benefits for oral examinations, bitewing x-rays and fluoride treatment are payable twice in any period of 12 consecutive months. Benefits for full mouth x-rays (which include bitewing x-rays) are payable once in any three-year period. There is no age limit for fluoride treatment. Sealants are only payable for the occlusal surface of permanent teeth to age 19. The surface must be free from decay and restorations. Sealants are payable once per tooth per three-year period.

      Benefit payments for Delta Dental providers will be based upon the lesser of the submitted amount or usual, customary and reasonable (UCR) charges; benefit payments for non-Delta Dental providers will be based upon the lesser of the submitted amount or Delta Dental's non-participating dentist fee schedule. Maximum Payment - $1,400 per person total per calendar year on Class I, Class II and Class III Benefits. $2,000 per covered person for Orthodontic services lifetime.

ANNUAL DEDUCTIBLE - $50 single; $150 family. Does not apply to Class I benefits

                                   ARTICLE 33
                              BENEFITS (CONTINUED)

SECTION 2 - PENSION AND RETIREE MEDICAL

      The Company agrees to contribute a maximum of $3.00 per actual hour worked by covered employees (which will increase to $3.50 per hour beginning on August 16, 2004 and, $3.80 per hour beginning on August 16, 2005 to provide pension benefits and/or retiree medical coverage for future eligible employees, and/or medical coverage for retirees of the predecessor employer (provided, however, that no contributions may be utilized for the purpose of providing medical coverage for the retirees of the predecessor employer if such contribution creates, or results in, any liability whatsoever on the part of the Company for any obligation of the predecessor employer, or any independent obligation to the retirees of the predecessor employer.) Contributions for future eligible employee pension benefits will be made to the Steelworkers Multi-Employer Pension Trust and contributions for retiree medical benefits will be made to a Benefit Trust, as provided in Section 3 below. Said contributions constitute the Company's sole obligation with respect to providing these benefits.

SECTION 3 - BENEFIT TRUST

TRUST

The parties will establish a Benefit Trust which will be dedicated to the payment of certain medical, welfare and life insurance benefits as set forth herein.

BENEFICIARIES

Retirees and dependents from USWA represented bargaining units of the Company and retirees and dependents from USWA represented bargaining units of RTI and its predecessor companies who were entitled to receive retiree insurance benefits under the MLA.

COMPANY CONTRIBUTION

      The Company shall make the following contributions to the Benefit Trust:

      (i)   on the Effective Date: $3 million;

      (ii) that portion of the $3.00 per hour referred to in the SLA ($3.50 per hour in year three of the contract, $3.80 in year four and $3.80 in year five) which the Union directs the Company to contribute to the Benefit Trust (which direction shall be provided by the Union within nine months of the Effective Date);

      (iii) within 45 days of the end of calendar quarter, a Profit-Sharing Contribution consisting of 75% of the Pool in addition to the obligations outlined in (i) - (ii) above;

      (iv) upon funds becoming available from a loan or lending facility secured in connection with a Government Loan, the Company shall make a one-time contribution to the Benefit Trust equal to two percent (2%) of the initial $100 million in net proceeds of the Government Loan plus ten percent (10%) of the net incremental liquidity created by net proceeds of the Government Loan in excess of $100 million. If, for example, the Company obtains net proceeds of a $150 million from a Government Loan, the Company will make a one-time contribution of $7 million to the Benefit Trust assuming that the Company pays down it's revolver by an incremental $50 million in connection with the Government Loan ($2 million in connection with the initial $100 million of proceeds and $5 million in connection with remaining $50 million of net incremental liquidity).

REVIEW OF CONTRIBUTIONS

      Upon determination of the amount of any Company Contribution, such calculation shall be forwarded to the Union for review. The Union shall have the right to review and audit any information, calculation or other matter concerning the determination of the Company Contribution. The Company shall provide the Union with any information reasonably requested in connection with such review.

BOARD OF TRUSTEES

      A Board of Trustees consisting of six members will govern the Benefit Trust. Any disputes between or among the Trustees shall be subject to the dispute resolution procedures established by the Trust Agreement.

      The Trustees shall receive no compensation other than reimbursement for reasonable and appropriate expenses.

BENEFITS

      The Board of Trustees shall determine the health care, welfare and life insurance benefits to be provided by the assets of the Trust based upon Company Contributions, participant contributions and investment income.

FUNCTIONS OF THE TRUSTEES

      The Board of Trustees shall be the plan sponsor and administrator and Named Fiduciary of the Benefit Trust. The Trustees shall have all power and authority provided under law for Named Fiduciaries and as specifically described in the Trust Agreement, including, but not limited to, the management of the assets of the Benefit Trust, the retention of such independent professionals as the Trustees may deem necessary and appropriate and establishment and amendment of the terms of the plan to provide health care and life insurance benefits.

EXPENSES

      The costs of establishing and administering the Benefit Trust shall be paid out of the assets of the Benefit Trust.

TRUST AGREEMENT

      The parties shall adopt a mutually acceptable Trust Agreement establishing the Benefit Trust.

SECTION 4 - LIFE INSURANCE

      Life insurance is provided to all hourly employees on the first day of the month following completions of 520 hours worked.

      Life insurance benefits will be provided to active hourly employees based upon the following schedule:

                           SCHEDULE OF LIFE INSURANCE
                           --------------------------
INSURANCE CLASS WITH LESS THAN 15
   YEARS OF CONTINUOUS SERVICE                                LIFE INSURANCE
---------------------------------                             --------------
              1*                                                  $15,000
              2                                                   $15,500
              3                                                   $16,000
              4                                                   $16,500
              5                                                   $17,000
15 OR MORE YEARS OF CONTINUOUS  SERVICE                            50,000

* Labor grade is same as insurance class (adjusted annually).

SECTION 5 - SICKNESS & ACCIDENT BENEFITS

      Employees are provided with S&A benefits upon completion of 520 hours of work. The amount of weekly Sickness and Accident Benefits are shown in the following schedule.

          SCHEDULE OF SICKNESS AND ACCIDENT BENEFITS
          ------------------------------------------
INSURANCE CLASS         SICKNESS AND ACCIDENT WEEKLY BENEFITS
---------------         -------------------------------------
     1*                              $346.00
     2                               $359.00
     3                               $372.00
     4                               $385.00
     5                               $398.00

*Same as labor grade (adjusted annually)

      For employees with less than 26 weeks of Continuous Service, the maximum benefit period is the number of weeks of Continuous Service as of the date of illness/injury.

      For all other employees with less than two years of Continuous Service, the maximum benefit period is 26 weeks.

      For employees with more than two but less than 20 years of Continuous Service, the maximum benefit period is 52 weeks.

      For employees with more than 20 years of Continuous Service, the maximum benefit period is 104 weeks.

                                   ARTICLE 34

                              MISCELLANEOUS MATTERS

A.    LETTERS OF UNDERSTANDING

      1.    PREFERENTIAL HIRING

April 12, 2002

Mr. David R. McCall
Director
U.S.W.A., District 1
777 Dearborn Park Lane, Suite J
Columbus, OH 43085-5716

      SUBJECT: PREFERENTIAL HIRING FOR [NEWCO]

Dear Dave,

      This is to confirm our understanding regarding the process that will be utilized to provide preferential hiring opportunities at [NEWCO] ("the Company") for former Republic Technologies International, INC. ("Predecessor Company") employees. The governing principle of the parties in establishing this procedure is to maintain the seniority rights and preferences of the RTI USWA represented employees. The anticipated result is that the positions required by the Company will initially be filled by hiring those employees who were displaced from those positions with the Predecessor Company.

      (A) Employees of the Predecessor Company will, for this purpose, be considered as terminated by the Predecessor Company as of the effective date of this MSLA, or if applicable, on the last day worked in conjunction with any transition operations of the Predecessor Company. Employees for the Company will be hired directly into positions as though the Company were recalling such employees from lay off under the terms of the Master Agreement and/or Plant Specific Agreement between the Predecessor Company and the United Steelworkers of America ("the USWA" or "the Union").

      In the event no Predecessor Company employees are available on the seniority rosters from any Predecessor Company location, hiring will be permitted for other Predecessor Company locations in accordance with the procedures of the Plant Transfer provisions (IJOP) of the Predecessor Company MLA, without reference to the sixty (60) day layoff requirement.

All offers of hiring will be in writing and will be sent by certified letter to the last address of record for the employee.

Sincerely,

__________________________
NEWCO

Confirmed:

__________________________
David R. McCall
Director, USWA, District 1

2.    LORAIN EMPLOYEE MOVEMENT

April 12, 2002

Mr. David R. McCall
Director
U.S.W.A., District 1
777 Dearborn Park Lane, Suite J
Columbus, OH 43085-5716

            SUBJECT:     EMPLOYEE MOVEMENT BETWEEN
                         NEWCO AND USS-LORAIN TUBULAR

Dear Dave,

      The parties agree to continue to facilitate movement of employees between the two companies as follows:

      1. The declared shutdown of the RTI-Lorain Plant gives the RTI employees preference for hiring by the USS-Lorain Tubular plant, in the manner spelled out in the Hiring Preference provisions of the RTI Master Agreement and the RTI Plant Specific Agreement relative to transfers between RTI-Lorain and Lorain Tubular Company; as well as hiring preference by Newco as agreed to between the parties to this MSLA.

      2. Employees who transfer to Lorain Tubular (inter-company bid) will have a thirty (30) day return right. Once the thirty (30) period is completed, no return right or regression rights will be permitted. An employee exercising a "30 day voluntary return right" will not be permitted to apply for another inter-company transfer for a period of one (1) year following such event. The two step bidding procedure will be retained.

      3. In order to maintain continuity of operations, and permit training of a replacement, it is agreed that an employee, who is the successful bidder on an inter-company bid, may be retained in his then-current position for a period of up to ninety (90) days before being released for transfer.

      4. Employees moving between companies under this process shall maintain continuous service for all purposes, as if the companies had not been separated, except as inconsistent with relevant federal laws and regulations.

Sincerely,

_____________________________
NEWCO

Confirmed:

_____________________________
David R. McCall
Director, USWA, District 1

3.    OVERTIME EQUALIZATION

April 12, 2002

Mr. David R. McCall
Director
U.S.W.A., District 1
777 Dearborn Park Lane, Suite J
Columbus, OH 43085-5716

      SUBJECT: OVERTIME EQUALIZATION

Dear Dave:

      This is to confirm our understanding regarding the process that will be utilized for overtime distribution. It is agreed that within 30 days of the Effective Date of the MSLA, the parties will develop procedures for the equalization of overtime opportunities. While it is desired that such procedures be consistent throughout the Company, it is recognized that some variations may exist from location to location. It is agreed, however, that all such procedures will include a requirement that participants must be qualified to perform the work included in the overtime opportunity offered and shall provide similar standards and criteria as are currently established under the USWA/RTI Basic Labor Agreements.

Sincerely,

____________________________
NEWCO

Confirmed:

____________________________
David R. McCall
Director, USWA, District 1

B.    EMERGENCY STEEL LOAN GUARANTEE

      The Company will vigorously pursue financing under the Emergency Steel Loan Guarantee Program (a "Government Loan") on acceptable terms.

C.    INVESTMENT COMMITMENT

      The Company will not make any investment outside the steel industry without the approval of the Union (such approval to not be unreasonably withheld).

                                   ARTICLE 35

                                TERMINATION DATE

SECTION 1

      Except as otherwise provided below, this Agreement shall terminate at the expiration of sixty (60) days after either party shall be given written notice of termination to the other party but in any event shall not terminate earlier than August 15, 2007 at 11:59 P.M.

SECTION 2

      If either party gives such notice, the parties shall meet within thirty
(30) days thereafter to negotiate. If the parties shall not agree with respect to such matters by the end of sixty (60) days after the giving of such notice, either party may; thereafter resort to strike or lockout as the case may be in support of its position.

SECTION 3

      Any notice to be given under this Agreement shall be given by registered mail; to be completed by and at the time of mailing; and, if by the Company, be addressed to:

                         United Steelworkers of America
                                5 Gateway Center
                         Pittsburgh, Pennsylvania 15222

and if by the Union, addressed to:

                       Republic Engineered Products, Inc.
                              3770 Embassy Parkway
                                 Akron, OH 44333

Either party may, by like written notice, change the address to which registered mail notice to it shall be given.

UNITED STEEL WORKERS                                   REPUBLIC ENGINEERED
AFL-CIO-CLC                                            PRODUCTS, INC.

LEO W. GERARD                                          JOSEPH F. LAPINSKY
President                                              President & CEO

JAMES D. ENGLISH                                       JOHN A. WILLOUGHBY
Secretary-Treasurer                                    Vice President Human
                                                       Resources

ANDREW V. PALM                                         RONALD E. MESSNER
Vice President, Administration                         Director, Employee
                                                          Relations

LEON LYNCH
Vice President, Human Affairs

DAVID R. MCCALL
Chairman of the Negotiating Committee Director,
   District 1

MICHAEL MILLSAP
Secretary of the Negotiating Committee
   Sub-District Director, District 7

DENNIS BROMMER
Sub-District Director, District 1

PATRICK GALLAGHER
Sub-District Director, District 4

LEN SAURO
Staff Representative, District 4

                                   APPENDIX A

                                  WAGE SCALES -
                 CANTON, MASSILLON MACHINE/FAB SHOP & LACKAWANNA

LABOR                     EFFECTIVE
GRADE           JC          DATE         8/16/04       8/16/05      8/16/06
-----           --        ---------      -------       -------      -------
                 1
                 2
  1              3          $12.84        $13.34        $13.84       $14.34
                 4

                 5
                 6
  2              7          $13.73        $14.23        $14.73       $15.23
                 8
                 9
                10

                11
                12
                13
  3             14          $14.77        $15.27        $15.77       $16.27
                15
                16
                17

                18
                19
                20
  4             21          $15.97        $16.47        $16.97       $17.47
                22
                23
                24
                25

                26
                27
                28
                29
  5             30          $17.31        $17.81        $18.31       $18.81
                31
                32
                33
                34

            NOTE: Rates in effect at Cast Roll(TM) Canton will remain

                                   APPENDIX A

                                  WAGE SCALES -
                   COLD FINISHED FACILITIES (MASSILLON & GARY)

LABOR                     EFFECTIVE
GRADE           JC          DATE         8/16/04       8/16/05      8/16/06
-----           --        ---------      -------       -------      -------
                 1
                 2
  1              3          $12.73        $13.23        $13.73       $14.23
                 4
                 5

                 6
                 7
                 8
  2              9          $13.93        $14.43        $14.93       $15.43
                10
                11
                12
                13

                14
                15
                16
  3             17          $15.12        $15.62        $16.12       $16.62
                18
                19
                20
                21

                22
                23
                24
                25
  4             26          $16.46        $16.96        $17.46       $17.96
                27
                28
                29
                30

                31
  5             32          $17.06        $17.56        $18.06       $18.56
                33
                34

                                   APPENDIX A

                                  WAGE SCALES -
                                     LORAIN

LABOR                     EFFECTIVE
GRADE           JC          DATE         8/16/04       8/16/05      8/16/06
-----           --        ---------      -------       -------      -------
                 1
                 2
                 3
  1              4          $13.98        $14.48        $14.98       $15.48
                 5
                 6
                 7
                 8

                 9
  2             10          $14.70        $15.20        $15.70       $16.20
                11
                12

                13
  3             14          $15.42        $15.92        $16.42       $16.92
                15
                16

                17
                18
                19
  4             20          $16.67        $17.17        $17.67       $18.17
                21
                22
                23

                24
                25
  5             26          $17.56        $18.06        $18.56       $19.06
                27
                28

                                   APPENDIX A

                                  WAGE SCALES -
                          OFFICE AND TECHNICAL (LORAIN)

LABOR
GRADE         JC          EFFECTIVE DATE        8/16/04    8/16/05     8/16/06
-----         --          --------------        -------    -------     -------
               1
               2         Hourly     $  17.10   $  17.60   $  18.10    $  18.60
               3       Equivalent
1              4
               5        BiWeekly    $1368.00   $1408.00   $1448.00    $1488.00
               6         Salary
               7
               8

                         Hourly     $  18.10   $  18.60   $  19.10    $  19.60
                       Equivalent
             9 and
2            above
                        BiWeekly    $1448.00   $1488.00   $1528.00    $1568.00
                         Salary

                                  WAGE SCALES -
                           OFFICE AND TECHNICAL (GARY)

   EFFECTIVE DATE                8/16/04        8/16/05       8/16/06
   --------------                -------        -------       -------
Hourly       $14.137             $14.637        $15.137       $15.637
 Rate

                                      2004

               JANUARY                                 FEBRUARY                                   MARCH
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                         1    2    3       1    2     3    4    5     6    7              1    2     3     4    5     6
 4     5     6     7     8    9   10       8    9    10   11   12    13   14        7     8    9    10    11   12    13
11    12    13    14    15   16   17      15   16    17   18   19    20   21       14    15   16    17    18   19    20
18    19    20    21    22   23   24      22   23    24   25   26    27   28       21    22   23    24    25   26    27
25    26    27    28    29   30   31      29                                       28    29   30    31

                APRIL                                    MAY                                       JUNE
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                         1    2    3                                       1                   1     2     3    4     5
 4     5     6     7     8    9   10       2    3     4    5    6     7    8        6     7    8     9    10   11    12
11    12    13    14    15   16   17       9   10    11   12   13    14   15       13    14   15    16    17   18    19
18    19    20    21    22   23   24      16   17    18   19   20    21   22       20    21   22    23    24   25    26
25    26    27    28    29   30   31      23   24    25   26   27    28   29       27    28   29    30
                                          30   31

                 JULY                                   AUGUST                                  SEPTEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                         1    2    3       1    2     3    4    5     6    7                         1     2    3     4
 4     5     6     7     8    9   10       8    9    10   11   12    13   14        5     6    7     8     9   10    11
11    12    13    14    15   16   17      15   16    17   18   19    20   21       12    13   14    15    16   17    18
18    19    20    21    22   23   24      22   23    24   25   26    27   28       19    20   21    22    23   24    25
25    26    27    28    29   30   31      29   30    31                            26    27   28    29    30

               OCTOBER                                   NOVEMBER                                DECEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                              1    2            1     2    3    4     5    6                         1     2    3     4
 3     4     5     6     7    8    9       7    8     9   10   11    12   13        5     6    7     8     9   10    11
10    11    12    13    14   15   16      14   15    16   17   18    19   20       12    13   14    15    16   17    18
17    18    19    20    21   22   23      21   22    23   24   25    26   27       19    20   21    22    23   24    25
24    25    26    27    28   29   30      28   29    30                            26    27   28    29    30   31
31

                                      2005

               JANUARY                                FEBRUARY                                    MARCH
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                                   1                  1    2    3     4    5                   1     2     3    4     5
 2     3     4     5     6    7    8       6    7     8    9   10    11   12        6     7    8     9    10   11    12
 9    10    11    12    13   14   15      13   14    15   16   17    18   19       13    14   15    16    17   18    19
16    17    18    19    20   21   22      20   21    22   23   24    25   26       20    21   22    23    24   25    26
23    24    25    26    27   28   29      27   28                                  27    28   29    30    31
30    31

                APRIL                                    MAY                                       JUNE
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                              1    2       1    2     3    4    5     6    7                         1     2    3     4
 3     4     5     6     7    8    9       8    9    10   11   12    13   14        5     6    7     8     9   10    11
10    11    12    13    14   15   16      15   16    17   18   19    20   21       12    13   14    15    16   17    18
17    18    19    20    21   22   23      22   23    24   25   26    27   28       19    20   21    22    23   24    25
24    25    26    27    28   29   30      29   30    31                            26    27   28    29    30

                 JULY                                   AUGUST                                  SEPTEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                              1    2            1     2    3    4     5    6                               1    2     3
 3     4     5     6     7    8    9       7    8     9   10   11    12   13        4     5    6     7     8    9    10
10    11    12    13    14   15   16      14   15    16   17   18    19   20       11    12   13    14    15   16    17
17    18    19    20    21   22   23      21   22    23   24   25    26   27       18    19   20    21    22   23    24
24    25    26    27    28   29   30      28   29    30   31                       25    26   27    28    29   30
31

               OCTOBER                                NOVEMBER                                  DECEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                                   1                  1    2    3     4    5                               1    2     3
 2     3     4     5     6    7    8       6    7     8    9   10    11   12        4     5    6     7     8    9    10
 9    10    11    12    13   14   15      13   14    15   16   17    18   19       11    12   13    14    15   16    17
16    17    18    19    20   21   22      20   21    22   23   24    25   26       18    19   20    21    22   23    24
23    24    25    26    27   28   29      27   28    29   30                       25    26   27    28    29   30    31
30    31

                                      2006

               JANUARY                                FEBRUARY                                    MARCH
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
 1     2     3     4     5    6    7                       1    2     3    4                         1     2    3     4
 8     9    10    11    12   13   14       5    6     7    8    9    10   11        5     6    7     8     9   10    11
15    16    17    18    19   20   21      12   13    14   15   16    17   18       12    13   14    15    16   17    18
22    23    24    25    26   27   28      19   20    21   22   23    24   25       19    20   21    22    23   24    25
29    30    31                            26   27    28                            26    27   28    29    30   31

                APRIL                                    MAY                                       JUNE
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                              1    2       1    2     3    4    5     6    7        1     2    3     4     5    6     7
 3     4     5     6     7    8    9       8    9    10   11   12    13   14        8     9   10    11    12   13    14
10    11    12    13    14   15   16      15   16    17   18   19    20   21       15    16   17    18    19   20    21
17    18    19    20    21   22   23      22   23    24   25   26    27   28       22    23   24    25    26   27    28
24    25    26    27    28   29   30      29   30    31                            29    30

                 JULY                                   AUGUST                                  SEPTEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
             1     2     3    4    5                                  1    2              1    2     3     4   5      6
 6     7     8     9    10   11   12       3    4     5    6    7     8    9        7     8    9    10    11   12    13
13    14    15    16    17   18   19      10   11    12   13   14    15   16       14    15   16    17    18   19    20
20    21    22    23    24   25   26      17   18    19   20   21    22   23       21    22   23    24    25   26    27
27    28    29    30    31                24   25    26   27   28    29   30       28    29   30
                                          31

              OCTOBER                                 NOVEMBER                                  DECEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                   1     2    3    4                                       1              1    2     3     4    5     6
 5     6     7     8     9   10   11       2    3     4    5    6     7    8        7     8    9    10    11   12    13
12    13    14    15    16   17   18       9   10    11   12   13    14   15       14    15   16    17    18   19    20
19    20    21    22    23   24   25      16   17    18   19   20    21   22       21    22   23    24    25   26    27
26    27    28    29    30   31           23   24    25   26   27    28   29       28    29   30    31
                                          30

                                      2007

              JANUARY                                  FEBRUARY                                   MARCH
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                         1    2    3                  1    2    3     4    5                   1     2     3    4     5
 4     5     6     7     8    9   10       6    7     8    9   10    11   12        6     7    8     9    10   11    12
11    12    13    14    15   16   17      13   14    15   16   17    18   19       13    14   15    16    17   18    19
18    19    20    21    22   23   24      20   21    22   23   24    25   26       20    21   22    23    24   25    26
25    26    27    28    29   30   31      27   28                                  27    28   29    30    31

                 APRIL                                   MAY                                      JUNE
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                              1    2       1    2     3    4    5     6    7                         1     2    3     4
 3     4     5     6     7    8    9       8    9    10   11   12    13   14        5     6    7     8     9   10    11
10    11    12    13    14   15   16      15   16    17   18   19    20   21       12    13   14    15    16   17    18
17    18    19    20    21   22   23      22   23    24   25   26    27   28       19    20   21    22    23   24    25
24    25    26    27    28   29   30      29   30    31                            26    27   28    29    30

                JULY                                    AUGUST                                  SEPTEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                              1    2            1     2    3    4     5    6                               1    2     3
 3     4     5     6     7    8    9       7    8     9   10   11    12   13        4     5    6     7     8    9    10
10    11    12    13    14   15   16      14   15    16   17   18    19   20       11    12   13    14    15   16    17
17    18    19    20    21   22   23      21   22    23   24   25    26   27       18    19   20    21    22   23    24
24    25    26    27    28   29   30      28   29    30   31                       25    26   27    28    29   30
31

              OCTOBER                                  NOVEMBER                                 DECEMBER
S     M     T     W     T    F    S       S    M     T    W    T     F    S        S     M    T     W     T    F     S
                                   1                  1    2    3     4    5                               1    2     3
 2     3     4     5     6    7    8       6    7     8    9   10    11   12        4     5    6     7     8    9    10
 9    10    11    12    13   14   15      13   14    15   16   17    18   19       11    12   13    14    15   16    17
16    17    18    19    20   21   22      20   21    22   23   24    25   26       18    19   20    21    22   23    24
23    24    25    26    27   28   29      27   28    29   30                       25    26   27    28    29   30    31
30    31

                                      2008

               JANUARY                                 FEBRUARY                                  MARCH
S      M     T    W     T    F    S        S    M     T    W    T    F    S        S    M    T     W    T     F    S
       1     2    3     4    5    6                   1    2    3    4    5                        1    2     3    4
 7     8     9   10    11   12   13        6    7     8    9   10   11   12        5    6    7     8    9    10   11
14    15    16   17    18   19   20       13   14    15   16   17   18   19       12   13   14    15   16    17   18
21    22    23   24    25   26   27       20   21    22   23   24   25   26       19   20   21    22   23    24   25
28    29    30   31                       27   28    29                           26   27   28    29   30    31

                APRIL                                     MAY                                    JUNE
S      M     T    W     T    F    S        S    M     T    W    T    F    S        S    M    T     W    T     F    S
                                  1             1     2    3    4    5    6                              1    2    3
 2     3     4    5     6    7    8        7    8     9   10   11   12   13        4    5    6     7     8    9   10
 9    10    11   12    13   14   15       14   15    16   17   18   19   20       11   12   13    14    15   16   17
16    17    18   19    20   21   22       21   22    23   24   25   26   27       18   19   20    21    22   23   24
23    24    25   26    27   28   29       28   29    30   31                      25   26   27    28    29   30
30

                 JULY                                   AUGUST                                SEPTEMBER
S      M     T    W     T    F    S        S    M     T    W    T    F    S        S    M    T     W    T     F    S
                                  1                   1    2    3    4    5                                   1    2
 2     3     4    5     6    7    8        6    7     8    9   10   11   12        3    4    5     6     7    8    9
 9    10    11   12    13   14   15       13   14    15   16   17   18   19       10   11   12    13    14   15   16
16    17    18   19    20   21   22       20   21    22   23   24   25   26       17   18   19    20    21   22   23
23    24    25   26    27   28   29       27   28    29   30   31                 24   25   26    27    28   29   30
30    31

               OCTOBER                                 NOVEMBER                                DECEMBER
S      M     T    W     T    F    S        S    M     T    W    T    F    S        S    M    T     W    T     F    S
 1     2     3    4     5    6    7                        1    2    3    4                                   1    2
 8     9    10   11    12   13   14        5    6     7    8    9   10   11        3    4    5     6     7    8    9
15    16    17   18    19   20   21       12   13    14   15   16   17   18       10   11   12    13    14   15   16
22    23    24   25    26   27   28       19   20    21   22   23   24   25       17   18   19    20    21   22   23
29    30    31                            26   27    28   29   30                 24   25   26    27    28   29   30
                                                                                  31

                                      NOTES

                                      NOTES

                                      NOTES